Exhibit 4.4

JOINT WRITTEN CONSENT

WHEREAS, HAWKER BEECHCRAFT, INC., a corporation organized under the laws of Delaware, Onex Partners II LP (“OPII”), Onex American Holdings II LLC (“Onex Holdings”), Hawker Beechcraft Executive Investco LLC (“HBEI”), Onex US Principals LP (“OUSP”), Onex Partners II GP LP (“Onex GP”), Onex Advisor III LLC (“Onex Advisor”, and together with OPII, Onex Holdings, HBEI, OUSP and Onex GP, “Onex”), GS Capital Partners VI Fund, L.P. (“GSCP VI”), GS Capital Partners VI Parallel, L.P. (“GSCP Parallel”), GS Capital Partners VI Offshore Fund, L.P. “GSCP Offshore”), GS Capital Partners VI GmbH & Co. KG (“GSCP GmbH”, and together with GSCP VI, GSCP Parallel and GSCP Offshore, “GSCP”) and the individuals listed from time to time under the heading “Management Shareholders” on the Shareholder Schedule to the Original Shareholders Agreement (as defined below), entered into that certain shareholders’ agreement, dated as of March 26, 2007 (the “Original Shareholders Agreement”);

WHEREAS, Section 8.9(a) of the Original Shareholders Agreement provides that such agreement may be amended only by a written instrument duly executed by Shareholders holding greater than 65% of the Common Shares;

WHEREAS, GSCP and Onex as the holders of more than 65% of the Common Shares in the aggregate desire to amend and restate the Original Shareholders Agreement in its entirety in the form attached hereto as Exhibit A.

NOW, THEREFORE, GSCP and Onex as the holders of more than 65% of the Common Shares in the aggregate hereby agree to amend and restate the Original Shareholders Agreement in its entirety in the form attached hereto as Exhibit A.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned have executed this written consent on the date first written above.

ONEX PARTNERS II LP

By:	Onex Partners II GP LP, its General Partner

By:	Onex Partners Manager LP, its Agent

By:	Onex Partners Manager GP, Inc., its General Partner

By:	/s/ Robert M. Le Blanc
Name:	Robert M. Le Blanc
Title:	Managing Director

By:	/s/ Donald F. West
Name:	Donald F. West
Title:	Vice President

ONEX AMERICAN HOLDINGS II LLC

By:	/s/ Robert M. Le Blanc
Name:	Robert M. Le Blanc
Title:	Director

By:	/s/ Donald F. West
Name:	Donald F. West
Title:	Director

HAWKER BEECHCRAFT EXECUTIVE INVESTCO LLC

By:	/s/ Robert M. Le Blanc
Name:	Robert M. Le Blanc
Title:	Director

By:	/s/ Donald F. West
Name:	Donald F. West
Title:	Director

ONEX US PRINCIPALS LP

By:	Onex American Holdings GP LLC, its General Partner

By:	/s/ Robert M. Le Blanc
Name:	Robert M. Le Blanc
Title:	Representative

By:	/s/ Donald F. West
Name:	Donald F. West
Title:	Representative

ONEX PARTNERS II GP LP

By:	Onex Partners Manager LP,
its Agent

By:	Onex Partners Manager GP Inc., its General Partner

By:	/s/ Robert M. Le Blanc
Name:	Robert M. Le Blanc
Title:	Managing Director

By:	/s/ Donald F. West
Name:	Donald F. West
Title:	Vice President

ONEX ADVISOR III LLC

By:	/s/ Donald F. West
Name:	Donald F. West
Title:	Director

By:	/s/ Joel Greenberg
Name:	Joel Greenberg
Title:	Director

GS CAPITAL PARTNERS VI FUND, L.P.

By:	GSCP VI Advisors, L.L.C., its General Partner

By:	/s/ Sanjeev K. Mehra
Name:
Title:

GS CAPITAL PARTNERS VI PARALLEL, L.P.

By:	GS Advisors VI, L.L.C., its General Partner

By:	/s/ Sanjeev K. Mehra
Name:
Title:

GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P.

By:	GSCP VI Offshore Advisors, L.L.C., its General Partner

By:	/s/ Sanjeev K. Mehra
Name:
Title:

GS CAPITAL PARTNERS VI GMBH & CO. KG

By:	GS Advisors VI, L.L.C., its Managing Limited Partner

By:	/s/ Sanjeev K. Mehra
Name:
Title:

Exhibit A

HAWKER BEECHCRAFT, INC.

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

Dated as of May 3, 2007

EXHIBITS

Exhibit A..Shareholder Schedule

Exhibit B..GSCP Parallel Letter Agreement

2

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS AMENDED AND RESTATED SHAREHOLDERS AGREEMENT, dated as of May 3, 2007, is by and among HAWKER BEECHCRAFT, INC., a corporation organized under the laws of Delaware (the “Company”), Onex Partners II LP (“OPII”), Onex American Holdings II LLC (“Onex Holdings”), Hawker Beechcraft Executive Investco LLC (“HBEI”), Onex US Principals LP (“OUSP”), Onex Partners II GP LP (“Onex GP”), Onex Advisor III LLC (“Onex Advisor”, and together with OPII, Onex Holdings, HBEI, OUSP and Onex GP, “Onex”), GS Capital Partners VI Fund, L.P. (“GSCP VI”), GS Capital Partners VI Parallel, L.P. (“GSCP Parallel”), GS Capital Partners VI Offshore Fund, L.P. (“GSCP Offshore”), GS Capital Partners VI GmbH & Co. KG (“GSCP GmbH”, and together with GSCP VI, GSCP Parallel and GSCP Offshore, “GSCP”) and the individuals listed from time to time under the heading “Management Shareholders” on the Shareholder Schedule (as defined below) (the “Management Shareholders”).

WITNESSETH:

WHEREAS, the Company is authorized by its certificate of incorporation and Bylaws to issue an aggregate of 150,000,000 common shares, par value U.S. $0.01 per share (the “Common Shares”); and each of the classes of Shares has the respective voting powers, designations, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions set forth with respect thereto in the Bylaws;

WHEREAS, the Company has entered into the Stock Purchase Agreement, dated December 20, 2006 (as subsequently amended or modified, the “Purchase Agreement”), by and among the Company, Greenbulb Limited, a company organized under the laws of England and Wales (n/k/a Hawker Beechcraft Limited), Raytheon Company, a Delaware corporation, Raytheon Aircraft Holdings, Inc., a Delaware corporation, and Raytheon Aircraft Services Limited, a company organized under the laws of England and Wales;

WHEREAS, as of the date hereof and after giving effect to the transactions contemplated hereby and in the Purchase Agreement, the Shareholders (as defined below) beneficially own the number of Shares as set forth in the Shareholder Schedule attached as Exhibit A hereto (the “Shareholder Schedule”);

WHEREAS, the Company has entered into the Onex Subscription Agreement, dated as of March 26, 2007, between the Company and Onex (as amended, restated or otherwise modified from time to time, the “Onex Subscription Agreement”), pursuant to which Onex is purchasing 52,000,000 Common Shares;

WHEREAS, the Company has entered into the GSCP Subscription Agreement, dated as March 26, 2007, between the Company and GSCP (as amended, restated or otherwise modified from time to time, the “GSCP Subscription Agreement”), pursuant to which GSCP is purchasing 52,000,000 Common Shares;

WHEREAS, the Company is entering into an SCA with DSS in order to maintain its Department of Defense facility security clearance, and the SCA, among other requirements, provides that two Outside Directors shall be elected to the Company’s Board of Directors;

WHEREAS, the parties hereto deem it in their best interests and in the best interests of the Company to set forth their respective rights and obligations in connection with their investment in the Company;

WHEREAS, the parties hereto also desire to restrict the sale, assignment, transfer, encumbrance or other disposition of Shares, and to provide for certain rights and obligations in respect thereto as hereinafter provided;

WHEREAS, the parties hereto entered into that certain shareholders’ agreement, dated as of March 26, 2007 (the “Original Shareholders Agreement”);

WHEREAS, Section 8.9(a) of the Original Shareholders Agreement provides that such agreement may be amended only by a written instrument duly executed by Shareholders holding greater than 65% of the Common Shares; and

WHEREAS, GSCP and Onex as the holders of more than 65% of the Common Shares in the aggregate desire to amend and restate the Original Shareholders Agreement in its entirety as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the parties hereto hereby agree as follows:

ARTICLE I

Certain Definitions

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Adverse Disclosure” shall mean public disclosure of material non-public information which, in the Board of Directors’ good faith judgment, after consultation with independent outside counsel to the Company, (i) would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing of such Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. For these purposes, “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliate Transaction” shall have the meaning specified in Section 2.6.

“Agreement” shall mean this Amended and Restated Shareholders Agreement as in effect on the date hereof and as hereafter from time to time amended, modified or supplemented in accordance with the terms hereof.

“Automatic Shelf Registration Statement” shall have the meaning specified in Section 5.4.

“Blue Sky” shall mean state securities regulation and requirements.

“Board of Directors” shall mean the Board of Directors of the Company, as duly constituted in accordance with this Agreement, or any committee thereof duly constituted in accordance with this Agreement, the Bylaws and applicable law and duly authorized to make the relevant determination or take the relevant action.

“Breaching Drag-Along Shareholder” shall have the meaning specified in Section 4.3(d).

“Breaching Shareholder” shall have the meaning specified in Section 2.1(g).

“Business” shall have the meaning specified in the Purchase Agreement.

“Bylaws” shall mean the Bylaws of the Company as amended and in effect on the date hereof, and as hereafter further amended in accordance with the terms hereof and pursuant to applicable law.

“Call Equity Securities” shall have the meaning specified in Section 6.1 (a).

“Call Notice” shall have the meaning specified in Section 6.1 (b).

“Call Period” shall have the meaning specified in Section 6.1(b).

“Cause” means, with respect to the termination of employment of any Management Shareholder by the Company or any of its Subsidiaries (each, an “Employer”): (i) if such Management Shareholder is at the time of termination a party to an employment or retention agreement with an Employer thereof which defines such term, the meaning given therein, and (ii) in all other cases, that such termination is based on such Management Shareholder’s: (A) continuing failure, for more than 10 days after the Employer’s notice to such Management Shareholder thereof, by such Management Shareholder to perform such duties as are reasonably requested by the Employer as documented in writing to such Management Shareholder; (B) failure to observe material policies generally applicable to officers or employees of an Employer unless such failure is capable of being cured and is cured within 10 days of such Management Shareholder receiving notice of such failure; (C) commission of any act of fraud, theft or financial dishonesty with respect to an Employer or any criminal act involving moral turpitude or any felony; (D) violation of the provisions of any employment, consulting, non-competition or confidentiality agreement with an Employer or any of its Affiliates unless such violation is capable of being cured and is cured within 10 days of such Management Shareholder receiving notice of such violation; (E) chronic absenteeism; or (F) abuse of alcohol or another controlled substance.

“Change of Control” shall mean the occurrence of any of the following: (i) the closing of any merger, amalgamation, combination, consolidation or similar business transaction involving the Company in which the holders of Common Shares immediately prior to such closing are not the holders, directly or indirectly, of a majority of the Voting Securities of the surviving or continuing Person in such transaction or its ultimate controlling Person immediately after such closing; (ii) the closing of any sale or transfer by the Company or its Subsidiaries of all or substantially all of the Company’s assets to an acquiring Person in which the holders of Common Shares immediately prior to such closing are not the holders of a majority of the Voting Securities of the acquiring Person or its ultimate controlling Person immediately after such closing; (iii) the closing of any sale by the holders of Common Shares (other than any sale to a Permitted Transferee) of an amount of Common Shares that equals or exceeds a majority of the Common Shares issued and outstanding immediately prior to such closing to a Person in which the holders of the Common Shares immediately prior to such closing are not the holders of a majority of the Voting Securities of such Person or its ultimate controlling Person immediately after such closing.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Common Shares” shall mean, the shares of common stock, par value $0.01 of the Company.

“Company” shall have the meaning specified in the Preamble.

“Credit Agreement” shall mean the Credit Agreement, dated as of March 26, 2007, among the Company, Hawker Beechcraft Acquisition Company, LLC, Hawker Beechcraft Limited, and the subsidiaries of Hawker Beechcraft Acquisition Company, LLC listed on Schedule 1 attached thereto, the Lenders (as defined therein), Credit Suisse, as administrative and collateral agent for the Lenders, Credit Suisse as LC Facility Issuing Bank, the Issuing Banks named therein, Goldman Sachs Credit Partners L.P., as syndication agent, Citibank North America, Inc., as documentation agent, and the other parties thereto from time to time, as such agreement may be amended, waived or otherwise modified from time to time.

“Date of Delivery” means, for purposes of Article IV, the date that a particular notice is received or deemed to be received in accordance with Section 8.10.

“Debt Agreements” shall mean the Credit Agreement and the Indenture.

“DSS” shall mean the “Defense Security Service of the Department of Defense.”

“Demand Notice” shall have the meaning specified in Section 5.2(e).

“Demand Period” shall have the meaning specified in Section 5.2(d).

“Demand Registration” shall have the meaning specified in Section 5.2(a).

“Demand Registration Statement” shall have the meaning specified in Section 5.2(a).

“Demand Suspension” shall have the meaning specified in Section 5.2(g).

“Disability” shall mean, with respect to any Management Shareholder, (i) if the Management Shareholder is at the time of termination of employment a party to an employment or retention agreement that defines such term, the meaning given therein, and (ii) in all other cases, the Management Shareholder is unable to perform by reason of physical or mental incapacity his or her duties or obligations to the Company or any of its Subsidiaries for a period of one hundred twenty (120) consecutive calendar days or a total period of two hundred ten (210) calendar days in any three hundred sixty (360) calendar day period.

“Disposing Shareholder” shall have the meaning specified in Section 4.2(a).

“DoD” shall mean the “Department of Defense.”

“Drag-Along Buyer” shall have the meaning specified in Section 4.3(a).

“Drag-Along Notice” shall have the meaning specified in Section 4.3(a).

“Drag-Along Proxy Holder” shall have the meaning specified in Section 4.3(f).

“Drag-Along Shareholder” shall have the meaning specified in Section 4.3(a).

“Equity Call Option” shall have the meaning specified in Section 6.1 (a).

“Equity Put Option” shall have the meaning specified in Section 6.2(a).

“Equity Call Purchase Price” means (i) in the event such termination of employment of a Management Shareholder is by the Employer with Cause, the lesser of (x) the Fair Market Value of the Call Equity Securities, determined as of the Termination Date by the Company and (y) the price paid for the Call Equity Securities by such Shareholder, or (ii) in the event of a termination of employment of a Management Shareholder for any other reason, the Fair Market Value of the Call Equity Securities, determined as of the Termination Date by the Company.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of such similar federal statute.

“Executive Employment Agreements” means Employment Agreements among the Company and each of James Schuster and James Sanders.

“Fair Market Value” shall mean, on a given date, (i) if there should be a public market for the Common Shares on such date, the arithmetic mean of the high and low prices of the Common Shares as reported on such date on the composite tape of the principal national securities exchange on which such Common Shares are listed or admitted to trading, or, if the Common Shares are not listed or admitted on any national securities exchange, the arithmetic mean of the per-share closing bid price and per-share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (“Nasdaq”), or, if no sale of Common Shares shall have been reported on the composite tape of any national securities exchange or quoted on the Nasdaq on such date, the arithmetic mean of the per-share closing bid price and per-share closing asked price on the immediately preceding date on which sales of the Common Shares have been so reported or quoted, and (ii) if there is not a public market for the Common Shares on such date, the value established by the Board in good faith.

“GAAP” shall mean the generally accepted accounting principles in the United States of America in effect from time to time, applied on a consistent basis both as to classification of items and amounts.

“GSC” shall mean the “Government Security Committee” as created pursuant to the requirements of the SCA.

“GSCP” shall have the meaning specified in the Preamble.

“GSCP Directors” shall have the meaning set forth in Section 2.1(a)(ii).

“GSCP Subscription Agreement” shall have the meaning set forth in the Recitals.

“Holder” means any holder of Registrable Securities who is a party hereto or who succeeds to rights under this Agreement.

“Indebtedness” shall have the meaning set forth in the Credit Agreement.

“Indemnified Party” shall have the meaning specified in Section 8.4(a).

“Indenture” shall mean The Indenture, dated as of March 26, 2007, relating to the Senior Subordinated Notes of the Company, as such indenture may be amended, waived or otherwise modified from time to time.

“Initial Public Offering” shall mean the Public Offering.

“Investment” shall mean, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (i) the purchase or other acquisition of capital stock or other securities of another Person, (ii) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (iii) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. The amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Loss” shall have the meaning specified in Section 5.7(a).

“Management Director” shall have the meaning set forth in Section 2.1(a)(iii).

“Management Subscription Agreements” means Management Subscription Agreements, pursuant to which certain directors, consultants, officers and employees of the Company may purchase, on or after the date hereof, Common Shares on terms and conditions (including, but not limited to, preemptive rights and drag-along rights) as are approved by the Board of Directors in accordance with this Agreement.

“NASD” shall mean the National Association of Securities Dealers, Inc.

“Necessary Action” shall mean, with respect to a specified result, all actions (to the extent such actions are permitted by law) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Common Shares,

(ii) causing the adoption of shareholders’ resolutions and amendments to the organizational documents of the Company, (iii) causing members of the Board of Directors (to the extent such members were nominated or designated by the Person obligated to undertake the Necessary Action, and subject to any fiduciary duties that such members may have as directors of the Company) to act in a certain manner or other or causing them to be removed in the event they do not act in such a manner, (iv) executing agreements and instruments, and (v) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“New Securities” shall have the meaning specified in Section 4. l(b).

“New Securities Notice” shall have the meaning specified in Section 4.1(c).

“Onex” shall have the meaning specified in the Preamble.

“Onex Directors” shall have the meaning specified in Section 2.1(a)(i).

“Onex Subscription Agreement” shall have the meaning specified in the Recitals.

“Original Shareholders Agreement” has the meaning specified in the Recitals.

“Outside Directors” shall have the meaning specified in Section 2.1(a)(iv).

“Partner Distribution” shall have the meaning specified in Section 5.1(a).

“Permitted Affiliate Transaction” shall have the meaning specified in Section 2.6.

“Permitted Indebtedness” shall mean any indebtedness permitted under the Debt Agreements.

“Permitted Transferee” means (i) in the case of any Shareholder that is a partnership or limited liability company, any general or limited partner, member, or Affiliate of such Shareholder, (ii) in the case of any Shareholder that is a corporation, any Affiliate of such Shareholder, (iii) in the case of any Shareholder that is an individual, any successor by death or divorce, (iv) in the case of any individual, any trust, partnership, limited liability company or similar entity solely for the benefit of such individual or such individual’s spouse or lineal descendants provided, that such individual acts as trustee, general partner or managing member and retains the sole power to direct the voting and disposition of such shares, or (v) in the case of any Shareholder that is a trust whose sole beneficiaries are individuals, such individuals or their spouses or lineal descendants; provided, however, that a general partner, limited partner or member of a Shareholder shall not be a Permitted Transferee under clause (i) prior to a registered public offering meeting the standards set forth in Section 5.5 unless (a) such Person is an Affiliate of the transferring Shareholder or (b) the Transfer to such Person is required under the applicable partnership agreement or limited liability company agreement, as the case may be, and is made pro rata to all partners or members thereunder.

“Person” shall mean an individual, a corporation, company, limited liability company, association, partnership, joint venture, organization, business, trust, or any other entity or organization, including a government or any subdivision or agency thereof.

“Piggyback Registration” shall have the meaning specified in Section 5.3(a).

“Preemption Notice” shall have the meaning specified in Section 5.2(f).

“Preference Share” shall have the meaning specified in the Recitals.

“Proposed Purchaser” shall have the meaning specified in Section 4.6(b).

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.

“Proxy Holder” shall have the meaning specified in Section 2.1(i).

“Public Offering” shall mean a public offering and sale of equity securities of the Company or any of its Subsidiaries pursuant to an effective Registration Statement under the Securities Act.

“Purchase Agreement” shall have the meaning specified in the Recitals.

“Purchase Offer” shall have the meaning set forth in Section 4.6(b).

“Put Equity Securities” shall have the meaning specified in Section 6.2(a).

“Put Period” shall have the meaning specified in Section 6.2(a).

“Raytheon Systems” shall have the meaning specified in the Recitals.

“Registrable Securities” shall mean:

(a) all Shares issued and outstanding on the date hereof and now or hereafter owned of record by the Shareholders; and

(b) any Shares issued or issuable by the Company in respect of any Shares referred to in the foregoing clause (a) by way of a share dividend, bonus issue, or share split or in connection with a combination or subdivision of shares, reclassification, recapitalization, merger, amalgamation, consolidation or other reorganization of the Company. As to any particular Registrable Securities that have been issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144 under the Securities Act or (iii) they shall have ceased to be outstanding.

“Registration Expenses” shall have the meaning specified in Section 5.6.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement other than a registration statement (and related Prospectus) filed on Form S-8 or any successor form thereto.

“SCA” shall mean that certain Security Control Agreement between the Company and DSS.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” shall mean, as of any date, the U.S. Securities Act of 1933, as amended, or any similar federal statute then in effect, and in reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar federal statute and the rules and regulations thereunder.

“Shareholder” shall mean any of Onex, GSCP, the Management Shareholders and any Permitted Transferee of any such Person or other transferee who becomes a party to or bound by the provisions of this Agreement in accordance with the terms hereof.

“Shareholder Schedule” shall have the meaning specified in the Recitals.

“Shares” shall mean (i) the Common Shares issued and outstanding at the date hereof, and (ii) any Common Shares or other shares of the Company hereafter acquired by any Shareholder, including pursuant to Article IV of this Agreement, or pursuant to any convertible security, option, warrant or other right to acquire Common Shares or other shares of the Company, whether or not held by them as of the date hereof.

“Shelf Period” has the meaning set forth in Section 5.1(b).

“Shelf Registration” means a registration effected pursuant to Section 5.1.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on either (i) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (ii) if the Company is not permitted to file a Registration Statement on Form S-3, an evergreen Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities, as applicable.

“Shelf Suspension” has the meaning set forth in Section 5.1(c).

“Subsidiary” shall mean as to any Person any other Person of which outstanding shares, shares of stock or other equity interests having, voting power (other than shares, stock or other equity interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other comparable governing body of such Person are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person.

“Tag Along Securities” shall have the meaning specified in Section 4.6(a).

“Termination Date” shall have the meaning specified in Section 6.1(a).

“Transfer” shall have the meaning set forth in Section 3.1.

“Underwritten Offering” means a Registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

“Voting Securities” shall mean shares, stock or other equity interests in any Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of corporate directors (or Persons performing similar functions).

“Voting Shares” shall mean shares of the Company of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of corporate directors (or Persons performing similar functions).

“WKSI” shall have the meaning specified in Section 5.4.

Section 1.2 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and Section references are to this Agreement unless otherwise specified.

(c) The term “including” is not limiting and means “including without limitation.”

(d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e) Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE II

Corporate Governance

Section 2.1 Board of Directors.

(a) The Shareholders hereby agree that at all times after the date hereof, the Board of Directors of the Company shall consist of eight (8) members. Promptly after the date hereof, the Shareholders shall take all Necessary Actions to elect or appoint, or to cause the Board of Directors to approve and appoint, the designees described below to be the initial members of the Company’s Board of Directors:

(i) two (2) individuals designated by Onex (the “Onex Directors”), which Onex Directors initially shall be Nigel Wright and David Hirsch;

(ii) three (3) individuals designated by GSCP Parallel (the “GSCP Directors”), which GSCP Directors initially shall be Sanjeev Mehra, Jack Daly and Leo Mullin; and

(iii) one (1) individual designated by GSCP, with advance reasonable notice to Onex, who shall be a U.S. citizen eligible to be issued a DoD personnel security clearance at the level of the Company’s DoD facility security clearance and who is a member of the management of the Company and/or its Subsidiaries (the “Management Director”), which Management Director initially shall be James Schuster; provided, however, in the event that the Management Director at any time ceases to be employed by the Company or its Subsidiaries for any reason, then the Shareholders shall promptly take all Necessary Actions to cause the resignation or removal of such Management Director and cause the Board of Directors to approve and appoint an individual designated by GSCP, with advance reasonable notice to Onex, then employed by the Company or its Subsidiaries.

(iv) two (2) individuals mutually designated by GSCP and Onex who (x) have had no prior involvement with Onex and/or its Affiliates, (y) are not employees of The Goldman Sachs Group, Inc. or any of its Subsidiaries and (z) who are U.S. resident citizens eligible to be issued DoD personnel security clearances at the level of the Company’s DoD facility security clearance and are approved by the DoD, to serve as Outside Directors on the Company’s Board of Directors.

(b) The Chairman of the Board must be a U.S. citizen who is eligible to be issued a DoD personnel security clearance at the level of the Company’s facility security clearance. An Onex Director cannot be appointed to serve as Chairman of the Board.

(c) The Onex Directors, in their capacity as Directors of the Company, shall not have DoD personnel security clearances through the Company or the Subsidiaries, regardless of citizenship. The Onex Directors shall not have access to classified information and export-controlled information entrusted to the Company or the Subsidiaries except as permissible under the National Industrial Security Program and other applicable U.S. laws and regulations; shall refrain from taking any action to control or influence the Company or the Subsidiaries’ classified contracts, their participation in classified programs, or their corporate policies concerning the security of classified and export controlled information; neither seek nor accept classified or export controlled information entrusted to the Company or the Subsidiaries except as permissible under the National Industrial Security Program and other applicable U.S. laws and regulations; and advise the GSC promptly upon becoming aware of (i) any violation or attempted violation of the SCA or contract provisions regarding industrial security or export controls, or (ii) actions inconsistent with the National Industrial Security Program and other applicable U.S. laws and regulations. The Company’s Board of Directors shall adopt a resolution formally excluding the Onex Directors from access to the classified information entrusted to the Company or the Subsidiaries.

(d) Each Shareholder hereby agrees to vote all Voting Shares owned or held of record by such Shareholder at each annual or special meeting of Shareholders of the Company at which Directors of the Company are to be elected, in favor of, or to take all actions by written consent in lieu of any such meeting as are necessary, or other Necessary Action, to cause the election as members of the Board of Directors of those individuals described in this Section 2.1 in accordance with, and to otherwise effect the intent of, the provisions of this Section 2.1. A Director may be removed from the Board of Directors only by the Shareholders entitled to designate such Director pursuant to this Article II;

(e) Except as otherwise provided in this Section 2.1, individuals appointed to the Board of Directors, other than the Onex Directors and the GSCP Directors, shall not be Affiliates of Onex or GSCP. Except as otherwise provided in this Section 2.1, directors shall be elected by a plurality of the votes cast at annual meetings of shareholders of the Company, and each director so elected, other than the Outside Directors, shall hold office until the next annual meeting and until his successor is duly elected and qualified, or until his earlier resignation or removal. The Outside Directors shall hold office until their successors are duly elected and qualified, or until their earlier resignation or removal. The removal of an Outside Director shall not become effective until that director, the Company and DSS have been notified, DSS has approved the removal, and a successor who is qualified to become an Outside Director within the terms of the SCA has been approved by DSS. Notwithstanding the foregoing, however, if immediate removal of an Outside Director is deemed necessary to prevent actual or possible violation of any statute or regulation or actual or possible damage to the Company, the Outside Director may be removed at once, although DSS shall be notified prior to or concurrently with such removal. Any director may resign at any time upon notice to the Company. Directors need not be Shareholders.

(f) The Company shall reimburse the directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board, the board of directors of the Company’s Subsidiaries and any committees thereof, including without limitation travel, lodging and meal expenses, and the Company may provide reasonable compensation for service of directors who are not employees of Onex, GSCP, or the Company, or any of their respective Affiliates.

(g) If any Shareholder fails to vote its Voting Shares or to provide a written consent in accordance with the terms of this Section 2.1 (each such Shareholder, a “Breaching Shareholder”), the Shareholders and the Company shall take such action as is necessary in accordance with the Bylaws of the Company and Delaware law to convene a general meeting or to circulate written resolutions, the purpose of which will be to propose for approval of the Shareholders such actions as are necessary in order to ensure compliance with the provisions of this Section 2.1 including, without limitation, the removal of a director elected or appointed in contravention of this Section 2.1.

(h) Solely for purposes of this Section 2.1 and in order to secure the performance of each Shareholder’s obligations under this Section, each Shareholder hereby: (i) appoints each Proxy Holder, acting severally, the attorney-in-fact of such Shareholder (with full power of substitution) for the purpose of signing written resolutions circulated pursuant to Section 2.1(g) on behalf of such Shareholder; and (ii) agrees on the date hereof to grant a proxy to each Proxy Holder for the purpose of voting the Voting Shares held by such Shareholder at a general meeting convened pursuant to Section 2.1(g). Each Shareholder acknowledges and agrees that the power of attorney granted by such Shareholder pursuant to this Section 2.1 is coupled with an interest and is irrevocable, and that the proxy to be granted pursuant to this Section 2.1 shall be coupled with an interest and shall be irrevocable.

(i) For purposes of Section 2.1, each “Proxy Holder” shall be an individual nominated for this purpose by any Shareholder whose designees to the Board were required to be approved by a Breaching Shareholder pursuant to Section 2.1, and whose designees were not so approved.

(j) Each Shareholder agrees to take such further action and to execute such other instruments as may be necessary to effect the appointment of attorneys-in-fact and proxies pursuant to this Section 2.1, and each Breaching Shareholder hereby revokes any power of attorney or proxy previously granted by it with respect to the matters set forth in Section 2.1 for purposes of, respectively, any written resolutions circulated or any general meeting convened pursuant to Section 2.1(g). Notwithstanding the foregoing, the power of attorney and the proxy granted pursuant to this Section 2.1 shall terminate upon the termination of Article II in accordance with its terms.

Section 2.2 Vacancies. In the event that a vacancy is created on the Board of Directors at any time by the death, disability, retirement, resignation or removal of any member of the Board of Directors, or for any other reason there shall exist or occur any vacancy on the Board of Directors, each Shareholder hereby agrees to take such actions as will result in the election or appointment as a director of an individual designated or elected to fill such vacancy and serve as a director by the Shareholders that had, pursuant to Section 2.1(a), designated or elected the director whose death, disability, retirement, resignation or removal resulted in such vacancy on the Board of Directors. During the period, from the time the vacancy is created until a new director is designated pursuant to

Section 2.1(a), the remaining Onex Director, if such vacancy is for an Onex Director, the remaining GSCP Directors, if such vacancy is for a GSCP Director or the GSCP Directors, with advance reasonable notice to the Onex Directors, if such vacancy is for the Management Director, may appoint a replacement to act as a director until a new director is duly elected pursuant to Section 2.1(a). With respect to the Outside Directors, replacements may be appointed by the GSCP Directors and the Onex Directors only with the approval of DSS. Vacancies on the Board of Directors shall not exist for a period of more than 90 days after a director’s resignation, death, disability or removal unless DSS is notified of the delay.

Section 2.3 Covenant to Vote. Each Shareholder hereby agrees to take all Necessary Action to call, or cause the Company and the appropriate officers and directors of the Company to call, an annual meeting (and when circumstances so require, a special meeting) of shareholders of the Company and to vote all Voting Shares owned or held of record by such Shareholder at any such meeting and at any other annual or special meeting of shareholders in favor of, or take all actions by written consent in lieu of any such meeting as may be necessary to cause, the election as members of the Board of Directors of those individuals so designated in accordance with, and to otherwise effect the intent of, this Article II.

Section 2.4 Restrictions On Other Agreements. No Shareholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to the Shares nor shall any Shareholder enter into any other agreements or arrangements of any kind with any Person with respect to the Shares on terms which conflict with the provisions of this Agreement (whether or not such proxy, voting trust, agreements or arrangements are with other Shareholders, holders of Shares that are not parties to this Agreement or otherwise), including but not limited to, agreements or arrangements with respect to the acquisition, disposition or voting of shares of Shares inconsistent herewith.

Section 2.5 Matters Requiring Super-Majority Approval.

(a) Except as otherwise provided in this Section 2.5, actions by the Company’s Board of Directors shall require the affirmative vote or written consent of a simple majority of the members of the Board of Directors. Anything foregoing to the contrary notwithstanding, and subject at all times to the requirements of the SCA, the Shareholders shall take all Necessary Action to cause the Company not to take, and the Company shall not take, and shall take all Necessary Action to cause the Company’s Subsidiaries not to take, any of the following actions without the affirmative vote or written consent of Onex and GSCP:

(i) the sale by the Company or any of its Subsidiaries of shares pursuant to a registration statement (other than a registration statement on Form S-8, or any successor form thereto) that is filed and declared effective under the Securities Act;

(ii) any merger, amalgamation, combination, consolidation or similar business transaction involving the Company or any of its Subsidiaries in which the holders of Common Shares immediately prior to such closing are not or will not be the holders, directly or indirectly, of a majority of the Voting Securities of the surviving or continuing Person in such transaction or its ultimate controlling Person immediately after giving effect to any such transactions;

(iii) any sale or transfer by the Company of all or substantially all of the assets of the Company and its Subsidiaries to an acquiring Person in which the holders of Common Shares immediately prior to such sale or transfer are not the holders of a majority of the Voting Securities of the acquiring Person or its ultimate controlling Person immediately after such sale or transfer;

(iv) any material amendment or modification of, or any supplement to, or any refinancing of or material change to or waiver of any provision of any Debt Agreement that changes the material economic and financial terms of such Debt Agreement, or the incurrence of any Indebtedness other than in the ordinary course of business or Permitted Indebtedness;

(v) the acquisition or disposition of assets (including, without limitation, equity interests in a Subsidiary) other than in the ordinary course of business, whether through merger, amalgamation consolidation, share exchange, business combination or otherwise;

(vi) the making of any Investment other than in the ordinary course of business, including in the capital stock, capital shares or other securities of another Person, other than in a wholly-owned Subsidiary, or the entering into, the amendment of or the modification of, any joint venture, partnership or other similar arrangements, in each such case other than in the ordinary course of business;

(vii) the authorization, issuance or repurchase of shares, options, warrants or other rights (including “phantom” share or share appreciation rights) relating to any capital stock of the Company or any of its Subsidiaries, or the allotment of unissued capital stock or rights or options to or in respect of capital stock, or, the variation of any rights attaching to issued or unissued capital stock, other than pursuant to the Management Subscription Agreements, the Onex Subscription Agreement, or the GSCP Subscription Agreement, or upon the exercise of any outstanding options from time to time;

(viii) the declaration of dividends or distributions of any kind other than distributions or dividends by the Company’s wholly-owned Subsidiaries to the Company or to other wholly-owned Subsidiaries and on any series of preference shares issued in accordance with this Agreement; or

(ix) any voluntary liquidation, bankruptcy, dissolution, recapitalization, reorganization, or assignment to its creditors, or any similar transaction.

(b) Anything foregoing to the contrary notwithstanding, and subject at all times to the requirements of the SCA, the Shareholders shall take all Necessary Action to cause the Company not to take, and the Company shall not take, and shall take all Necessary Action to cause the Company’s Subsidiaries not to take, any of the following actions without the affirmative vote or written consent of GSCP:

(i) the adoption or implementation of any three-year or five-year strategic plan for the Business;

(ii) the making or commitment to make, capital expenditures relating to a non-classified project or contract in excess of $1,000,000 for an individual expenditure or commitment and $5,000,000 in the aggregate, other than any such commitment or expenditure contained in the Company’s annual budget, as approved by the Board in accordance with this Agreement;

(iii) the adoption or implementation of any annual operating budget for the Company or any of its Subsidiaries;

(iv) the initiation of any action to terminate, amend or modify the SCA; or

(v) the entering into of any line of business not conducted by the Company or its Subsidiaries as of the date hereof, including the Business, other than any line of business that is complimentary, ancillary, similar or incidental to the Business.

(c) Anything foregoing to the contrary notwithstanding, and subject at all times to the requirements of the SCA, the Shareholders shall take all Necessary Action to cause the Company not to and the Company shall not, and shall take all Necessary Action to cause the Company’s Subsidiaries not to hire or remove the Chief Executive Officer or Chief Financial Officer of the Company or any of its Subsidiaries without the affirmative vote or written consent of GSCP after consultation with Onex.

Section 2.6 Additional Management Provisions.

(a) Subject at all times to the requirements of the SCA, unless approved by at least one Outside Director, one Onex Director, and one GSCP Director, the parties hereto agree that, on or after the date hereof, the Company shall not enter into, or permit any of it Subsidiaries to enter into, any agreement or transaction, directly or indirectly, with a Shareholder or any of its Affiliates (each of the foregoing an “Affiliate Transaction”) other than a Permitted Affiliate Transaction. As used herein, “Permitted Affiliate Transaction” shall mean (i) any Affiliate Transaction that is consummated in good faith on terms that are no less favorable to the Company or the relevant Subsidiary of the Company than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated person that has been approved by a majority of the members of the Board of Directors who do not have any direct or indirect interest in, and are not Affiliated with any Person that has a direct or indirect interest in, such Affiliate Transaction, (ii) subject to Section 2.5(a)(i), any employment agreement, including the Executive Employment Agreements, entered into by the Company or any of its Subsidiaries in the ordinary course of business with the approval of the Board of Directors of the Company, (iii) transactions between or among the Company and/or its wholly owned Subsidiaries, (iv) a one-time transaction fee and an annual monitoring fee, each payable to GSCP and Onex, or their respective Affiliates, in amounts to be agreed upon by GSCP, Onex and the Company, (v) reasonable directors’ fees, provided that Onex Directors who are employed by Onex or by an Affiliate of Onex, GSCP Directors who are employed by GSCP or by an Affiliate of GSCP, and the Management Director, shall receive no compensation for service as directors (other than coverage under a directors’ and officers’ insurance policy maintained by the Company, and reimbursements for reasonable and customary out-of-pocket expenses incurred in the performance of a director’s duties, (vi) payments to directors and officers of the Company or any of its Subsidiaries pursuant to customary rights of indemnification provided in the bylaws or other charter documents of, or indemnification agreements with, the Company or any of its Subsidiaries, as the case may be; provided that such indemnification is otherwise consistent with applicable law, (vii) entering into, and making payments under, the Onex Subscription Agreement, the GSCP Subscription Agreement, the Management Subscription Agreements, the Debt Agreements and the agreements related thereto, the Management Subscription Agreement, and (viii) any transactions involving the Company or any of its Subsidiaries, on the one hand, and (x) any nationally recognized commercial or investment bank or any of its Affiliates, on the other hand, in connection with the transactions contemplated by the Purchase Agreement, the execution of the Debt Agreements and any amendment, modification, supplement, extension, refinancing, replacement and other transactions related thereto, or any management, financial advisory, financing, underwriting or placement services or any other investment banking, capital markets, banking or similar services, or (y) Spirit AeroSystems, Inc. or any Affiliate of it (“Spirit”), on the other hand, in connection with the supply of goods and services of the nature that are supplied by Spirit to the Company or its Subsidiaries on the date hereof, which transactions, in the reasonable determination of a majority of the members of the Board of Directors disinterested with respect to such transaction, are on commercially reasonable terms.

(b) Each Shareholder agrees and acknowledges that the directors designated by GSCP and Onex may share confidential, non-public information about the Company and its subsidiaries with GSCP and Onex, respectively, subject to applicable law.

(c) The Shareholders hereby agree, notwithstanding anything to the contrary in any other agreement or at law or in equity, and subject at all times to the requirements of the SCA, that when GSCP and/or Onex take any action under this Agreement to give or withhold its consent, GSCP and/or Onex, as applicable, shall have no duty (fiduciary or other) to consider the interests of the

Company or the other Shareholders and may act exclusively in its own interest and shall have only the duty to act in good faith; provided, however, that the foregoing shall in no way affect the obligations of the parties hereto to comply with the provisions of this Agreement.

(d) The Shareholders shall take all Necessary Action to ensure that the Bylaws do not, at any time, conflict with the provisions of this Agreement or the SCA.

(e) The Company shall use commercially reasonable efforts to obtain after the date hereof, and maintain, at its sole cost and expense, with financially sound and reputable insurers, directors’ and officers’ liability insurance which provides at least $25 million in coverage for the sole benefit of the directors of the Company.

(f) The Shareholders and the Company agree to take all Necessary Action to adopt a code of corporate ethics and governance applicable to the Board of Directors and the boards of directors of its Subsidiaries and audit committee charter.

(g) In accordance with the SCA, the Company’s Board of Directors shall establish a GSC consisting of the Outside Directors and the Management Director. The duties and responsibilities of the GSC shall be as described in the SCA.

(h) The Shareholders agree that no material modification to this Article II shall take effect unless the Company shall have given not less than 45 days’ prior written notice of the same to DSS.

Section 2.7 Termination. Subject at all times to the requirements of the SCA, and the prior approval of DSS, the terms and provisions of this Article II shall terminate upon the Initial Public Offering.

ARTICLE III

Transfers of Shares

Section 3.1 Restrictions on Transfer. Prior to the Initial Public Offering, Onex agrees that it will not, directly or indirectly, whether by operation of law or otherwise, offer, sell, transfer, assign or otherwise dispose of (or make any exchange, gift, assignment, charge or pledge of) any Shares or any rights or interests therein (collectively, a “Transfer”), except (i) with the prior written consent of GSCP or (ii) as provided in Section 3.2. Prior to the Initial Public Offering, GSCP agrees that it will not Transfer any Shares or any rights or interest therein, except (i) with the prior written consent of Onex or (ii) as provided in Section 3.2. Prior to the earlier of (x) the date after the Initial Public Offering that each of GSCP and Onex no longer owns at least 15% of the Shares that it owns on the date hereof and (y) the date after the Initial Public Offering that such Management Shareholder is no longer employed by the Company or one of its Subsidiaries and such employment was terminated by the Company, each Management Shareholder agrees that he, she or it will not Transfer any Shares or any rights or interest therein, except (i) with the prior written consent of Onex and GSCP or (ii) as provided in Sections 3.2, 4.2 or 4.3 (if Sections 4.2 and 4.3 are then in effect). In addition to the other restrictions noted in this Article III, each Shareholder agrees that it will not, directly or indirectly, Transfer any of its Shares except as permitted under the Securities Act and other applicable securities laws.

Section 3.2 Exceptions to Restrictions.

(a) The provisions of Section 3.1 and Article IV shall not apply to any of the following Transfers:

(i) From Onex to any of its Permitted Transferees.

(ii) From GSCP to any of its Permitted Transferees.

(iii) From any Management Shareholder to any of his, her or its Permitted Transferees.

(iv) Subject to Section 2.5, pursuant to a Public Offering, or after the Initial Public Offering pursuant to Rule 144 under the Securities Act.

(b) Transfer to Permitted Transferees. Subject to the provisions of Section 3.4 and Section 3.3(b), each Permitted Transferee of any Shareholder to which Shares are Transferred shall, and such Shareholder shall cause such Permitted Transferee to, Transfer back to such Shareholder (or to another Permitted Transferee of such Shareholder) any Shares it owns if such Permitted Transferee ceases to be a Permitted Transferee of such Shareholder.

Section 3.3 Endorsement of Certificates.

(a) Upon the execution of this Agreement, in addition to any other legend which the Company may deem advisable under the Securities Act and applicable state securities laws, all certificates, if any, representing issued and outstanding Shares shall be endorsed at all times prior to any Public Offering of such shares as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO, AND ARE TRANSFERABLE ONLY UPON COMPLIANCE WITH, THE PROVISIONS OF A SHAREHOLDERS AGREEMENT, DATED March 26,

2007, AMONG THE COMPANY AND ITS SHAREHOLDERS. REFERENCE ALSO IS MADE TO THE RESTRICTIVE PROVISIONS OF THE BYLAWS OF THE COMPANY. COPIES OF THE ABOVE REFERENCED AGREEMENTS ARE ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY AND MAY BE OBTAINED FROM THE ASSISTANT SECRETARIES OF THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR AN EXEMPTION FROM REGISTRATION, UNDER SAID ACT.

At the request of the Shareholder, the Company shall remove the legend referring to the Securities Act from the certificates representing its Shares and upon the earliest of the following events: (i) when such Shares are Transferred in a Public Offering; (ii) when such Shares are Transferred after an Initial Public Offering pursuant to Rule 144 under the Securities Act; or (iii) when such Shares are Transferred in any other transaction if the seller delivers to the Company an opinion of its counsel, which counsel and opinion shall be reasonably satisfactory to the Company to the effect that such legend is no longer necessary in order to protect the Company against a violation by it of the Securities Act upon any sale or other disposition of such capital shares without registration thereunder. The Company covenants that it shall keep a copy of this Agreement on file for the purpose of furnishing copies to the holders of record of Shares. At the request of the Shareholder, the Company shall remove the legend referring to the Shareholders Agreement and any applicable Subscription Agreement at such time as such Agreements no longer restrict the Transfer of the Shares.

(b) Except as otherwise expressly provided in this Agreement, all certificates, if any, representing Shares hereafter issued to or acquired by any of the Shareholders or their successors hereto shall bear the legends set forth above, and the Shares represented by such certificates shall be subject to the applicable provisions of this Agreement. The rights and obligations of each party hereto shall inure to and be binding upon each transferee to whom Shares are Transferred by any party hereto, except for Transfers described in Section 3.2(a)(iii). Prior to consummation of any Transfer, such party shall cause the transferee to execute a counterpart to this Agreement, at which time the Company shall revise the Shareholder Schedule as may be necessary or appropriate. Any Shareholder wishing to Transfer Shares shall give written notice to the Company prior to any transfer (whether or not to a Permitted Transferee) of any Shares.

Section 3.4 Transfers to Competitors; Other Transfers. Notwithstanding Sections 3.1 and 3.2, and except as provided in Article IV,

(a) no Shareholder will knowingly Transfer any Shares to any person that competes, directly or indirectly, with the Business and which derives at least 5% of its revenues from the competitive business; and

(b) no Shareholder shall be entitled to Transfer its Shares at any time if such Transfer would:

(i) violate the Securities Act, or any state (or other applicable) securities or “Blue Sky” laws applicable to the Company or the Shares;

(ii) cause the Company to become subject to the registration requirements of the U.S. Investment Company Act of 1940, as amended from time to time; or

(iii) be a “prohibited transaction” under ERISA or the Code or cause all or any portion of the assets of the Company to constitute “plan assets” under ERISA or Section 4975 of the Code.

Section 3.5 Improper Transfer. Any attempt to Transfer or encumber any Shares not in accordance with this Agreement shall be null and void and neither the Company nor any transfer agent of such securities shall give any effect to such attempted transfer or encumbrance in its Shares records.

ARTICLE IV

Preemptive Shareholders’ Rights

Section 4.1 Right of First Refusal for New Securities.

(a) The Company hereby grants to each of the Shareholders a right of first refusal to purchase New Securities (as defined below) which the Company may, from time to time, propose to issue and sell. Such right of first refusal shall allow each Shareholder to purchase its pro rata share of the New Securities proposed to be issued based on the percentage ownership of such Shareholder before the proposed issuance of New Securities. In the event a Shareholder does not purchase any or all of its pro rata share based on its percentage ownership of New Securities, the remaining Shareholders shall each have the right to purchase its pro rata share based on its percentage ownership of such unpurchased New Securities until all of the New Securities are purchased or until no other Shareholder desires to purchase any more New Securities. The right of first refusal granted hereunder shall terminate if unexercised within 30 calendar days after receipt of the New Securities Notice described in Section 4.1(c) below.

(b) “New Securities” shall mean any authorized but unissued capital stock of the Company, and all other securities or rights, options or warrants to purchase shares, and securities of any type whatsoever that are, or may become, convertible into, or exchangeable for, shares of capital stock of the Company; provided, however, that the term “New Securities” does not include (i) securities issued pursuant to the acquisition of another corporation by the Company by merger, amalgamation, purchase of all or substantially all of the assets or other reorganization whereby the Company shall become the owner of 50% or more of the voting power of such corporation; (ii) Common Shares issued in connection with any pro rata share split or share dividend or bonus issue of the Company; (iii) Common Shares issued pursuant to any Public Offering; (iv) Common Shares issued to a member of the Management of the Company employed by the Company subsequent to the date hereof under any incentive plan approved by the Board of Directors or upon exercise of options or restricted stock awards granted under any incentive plan approved by the Board of Directors; or (v) Common Shares issued pursuant to the Management Subscription Agreements, the Onex Subscription Agreement or the GSCP Subscription Agreement.

(c) In the event the Company proposes to undertake an issuance of New Securities, it shall promptly give each Shareholder written notice (“New Securities Notice”) of its intention, describing the class and number of securities intended to be issued as New Securities, the purchase price therefor (which shall be payable solely in cash) and the terms and conditions upon which the Company proposes to issue the same. Each Shareholder shall have 30 calendar days from the Date of Delivery of the New Securities Notice to determine whether to purchase all or any portion of the Shareholder’s pro rata share based on its percentage ownership of such New Securities for the purchase price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

(d) The Company shall have 90 days from the expiration of the period set forth in Section 4. l(c) to issue, sell or exchange all or any part of such New Securities which Shareholders have not elected to purchase, but only upon the terms and conditions set forth in the New Securities Notice.

Section 4.2 Tag-Along Rights.

(a) If GSCP and/or Onex propose to Transfer (each, a “Disposing Shareholder”) (other than Transfers permitted pursuant to Section 3.2(a)(i),(ii) or (iv)), its or their issued and outstanding Shares or securities convertible into, or exchangeable or exercisable for Shares at the right of the holder (the “Tag-Along Securities”), such Shareholder shall refrain from effecting such transaction or transactions unless, prior to the consummation thereof, the other Shareholders who are holders of the same class or series of shares as the Tag-Along Securities that are proposed to be Transferred, shall have been afforded the opportunity to join in such transaction or transactions on a pro rata basis, as hereinafter provided.

(b) Prior to consummation of any proposed Transfer of shares of the Tag-Along Securities described in Section 4.6(a), the Disposing Shareholder or Shareholders shall cause the Person or group of Persons that proposes to acquire such shares (the “Proposed Purchaser”) to offer (the “Purchase Offer”) in writing to each other Shareholder who holds the same class or series of shares as the Tag-Along Securities owned or acquirable by such Shareholder, such that the number of Tag-Along Securities so offered to be purchased from such Shareholder shall be equal to the product of (i) the total number of shares of the same class or series of shares as the Tag-Along Securities then owned by such Shareholder multiplied by (ii) a fraction, the numerator of which is the aggregate number of shares of the same class or series of shares as the Tag-Along Securities proposed to be purchased by the Proposed Purchaser from all Shareholders and the denominator of which is the aggregate number of shares of the same class or series of securities as the Tag-Along Securities then issued and outstanding (for these purposes, all securities convertible into or exchangeable or exercisable for a class of Shares shall be deemed to have been so converted, exchanged, or exercised). Such purchase shall be made at the highest price per share and on such other terms and conditions as the Proposed Purchaser has offered to purchase shares of the same class or series of shares as the Tag-Along Securities to be sold by the Disposing Shareholder or Shareholders. Each Shareholder shall have 30 calendar days from the date of receipt of the Purchase Offer to accept such Purchase Offer, and the closing of such purchase shall occur within 30 calendar days after such acceptance or at such other time as such Shareholder and the Proposed Purchaser may agree. The number of shares of the same class or series of shares as the Tag-Along Securities to be Transferred to the Proposed Purchaser by the Disposing Shareholder or Shareholders shall be reduced by the aggregate number of shares of the same class or series of securities as the Tag-Along Securities purchased by the Proposed Purchaser from the other Shareholders pursuant to the provisions of this Section 4.3(b). In the event that a Transfer subject to this Section 4.3 is to be made to a Proposed Purchaser that is not a Shareholder, the Disposing Shareholder shall notify the Proposed Purchaser that the Transfer is subject to this Section 4.6 and shall ensure that no Transfer is consummated without the Proposed Purchaser first complying with this Section 4.3. It shall be the responsibility of each Disposing Shareholder to determine whether any transaction to which it is a party is subject to this Section 4.3.

(c) Any Transfer of Tag-Along Securities by a Disposing Shareholder to a Proposed Purchaser pursuant to this Section 4.3 shall be on the same terms and conditions (including, without limitation, price, time of payment and form of consideration) as to be paid to the Disposing Shareholder; provided that in order to be entitled to exercise its tag along right pursuant to this Section 4.6, each Disposing Shareholder must agree to make to the Proposed Purchaser representations, warranties, covenants, indemnities and agreements the same mutatis mutandis as those made by the Disposing Shareholder in connection with the relevant transaction (other than any non-competition or similar agreements or covenants that would bind the Disposing Shareholder or its Affiliates), and agree to the same conditions to the relevant transactions as the Disposing Shareholder agrees, it being understood that all such representations, warranties, covenants, indemnities and agreements shall be made by the Disposing Shareholder and each Shareholder that has accepted the Purchase Offer severally and not jointly and that, except with respect to individual representations, warranties, covenants, indemnities and other agreements of such Shareholder as to the unencumbered title to its Shares and the power, authority and legal right to Transfer such Shares, the aggregate amount of the liability of such Shareholder shall not exceed either (i) such Shareholder’s pro rata portion of any such liability to be determined in accordance with such Shareholder’s portion of the total number of Shares included in such Transfer or (ii) the proceeds to such Shareholder in connection with such Transfer.

Section 4.3 Drag Along Rights.

(a) Subject to Section 2.5, if Shareholders holding, in the aggregate, at least 65 percent of the Common Shares (the “Selling Shareholders”) agree to enter into a transaction which would result in the Transfer of all the Shares owned by the Selling Shareholders to a non-Affiliate third party (the “Drag-Along Buyer”), the Selling Shareholders may deliver written notice (a “Drag-Along Notice”) to each other Shareholder (the “Drag-Along Shareholders”), stating that such Selling Shareholders wish to exercise their rights under this Section 4.3 with respect to such Transfer, and setting forth the name and address of the Drag-Along Buyer, the number of Shares proposed to be Transferred, the proposed amount and form of the consideration, and all other material terms and conditions offered by the Drag-Along Buyer.

(b) Upon delivery of a Drag-Along Notice, each Drag-Along Shareholder shall be required to Transfer all, but not less than all, of its Shares, upon the same terms and conditions (including, without limitation, as to price, time of payment and form of consideration) as agreed by the Selling Shareholders and the Drag-Along Buyer, and shall make to the Drag-Along Buyer representations, warranties, covenants, indemnities and agreements comparable to those made by the Selling Shareholders in connection with the Transfer (other than any non-competition or similar agreements or covenants that would bind the Drag-Along Shareholder or its Affiliates), and shall agree to the same conditions to the Transfer as the Selling Shareholders agree, it being understood that all such representations, warranties, covenants, indemnities and agreements shall be made by each Selling Shareholder and each Drag-Along Shareholder severally and not jointly and that, except with respect to individual representations, warranties, covenants, indemnities and other agreements of the Drag-Along Shareholder as to the unencumbered title to its Shares and the power, authority and legal right to Transfer such Shares, the aggregate amount of the liability of the Drag-Along Shareholder shall not exceed either (i) such Drag-Along Shareholder’s pro rata portion of any such liability, to be determined in accordance with such Drag-Along Shareholder’s portion of the total number of Shares included in such Transfer or (ii) the proceeds to such Drag-Along Shareholder in connection with such Transfer.

(c) In the event that any such Transfer is structured as a merger, amalgamation, consolidation, or similar business combination, each Drag-Along Shareholder agrees to take all Necessary Action to approve the same, including to (i) vote in favor of the transaction, (ii) take such other action as may be required to effect such transaction (subject to Section 4.3(b)) and (iii) take all action to waive any dissenters, appraisal or other similar rights with respect thereto.

(d) If any Shareholder fails to vote its Voting Shares or to provide a written consent in accordance with the terms of Section 4.3 (each such Shareholder, a “Breaching Drag-Along Shareholder”), the Shareholders and the Company shall take all Necessary Action as is necessary to convene a general meeting or to circulate written resolutions, the purpose of which will be to propose for approval of the Shareholders such actions as are necessary in order to ensure compliance with the provisions of Section 4.3.

(e) Solely for purposes of this Section 4.3 and in order to secure the performance of each Shareholder’s obligations under this Section 4.3, each Shareholder hereby: (i) appoints each Drag-Along Proxy Holder (as defined in Section 4.3(f)) acting severally: the attorney-in-fact of such Shareholder (with full power of substitution) for the purpose of signing written resolutions circulated pursuant to Section 4.3(d) on behalf of such Shareholder; and (ii) agrees on the date hereof to grant a proxy to each Drag-Along Proxy Holder for the purpose of voting the Voting Shares held by such Shareholder at a general meeting convened pursuant to Section 4.3(d). Each Shareholder acknowledges and agrees that the power of attorney granted by such Shareholder pursuant to this Section 4.3(d) is coupled with an interest and is irrevocable, and that the proxy to be granted pursuant to this Section 4.3(d) shall be coupled with an interest and shall be irrevocable.

(f) For purposes of Section 4.3, each “Drag-Along Proxy Holder” shall be an individual nominated for this purpose by the Selling Shareholders.

(g) Each Shareholder agrees to take all Necessary Action, including to execute such other instruments, as may be necessary to effect the appointment of attorneys-in-fact and proxies pursuant to this Section 4.3, and each Drag-Along Breaching Shareholder hereby revokes any power of attorney or proxy previously granted by it with respect to the matters set forth in Section 4.3 for purposes of, respectively, any written resolutions circulated or any general meeting convened pursuant to Section 4.3(d). Notwithstanding the foregoing, the power of attorney and the proxy granted pursuant to this Section 4.3 shall terminate upon the termination of Article IV in accordance with its terms.

Section 4.4 Termination. The terms and provisions of this Article IV shall terminate upon the Initial Public Offering.

ARTICLE V

Registration Rights

Section 5.1 Shelf Registration.

(a) Filing. As promptly as practicable following a demand by Onex or GSCP made pursuant to Section 5.2 (but subject, in all respects, to Section 2.5 hereof), the Company shall file with the SEC a Shelf Registration Statement relating to the offer and sale of Registrable Securities by any Holder thereof from time to time in accordance with the methods of distribution elected by such Holder and set forth in the Shelf Registration Statement and, thereafter, shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act. If, on the date of any such demand, the Company does not qualify to file a Shelf Registration Statement, then the provisions of Section 5.2 shall apply instead. At the request of any Holder, the Shelf Registration Statement shall cover a distribution to, and resale by, the partners, members and/or shareholders of a Holder (a “Partner Distribution”),

(b) Continued Effectiveness. The Company shall use its best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Holders until the earlier of (i) 180 days from the date of effectiveness of the Shelf Registration Statement; provided that this period shall be extended for the number of days that a Shelf Suspension was effected, (ii) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) and (iii) the date as of which each of the Holders is permitted to sell its Registrable Securities without Registration pursuant to Rule 144 under the Securities Act without volume limitations or other restrictions on transfer thereunder (such period of effectiveness, the “Shelf Period”). Subject to Section 5.1(c), the Company shall not be deemed to have used its best efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in Holders of the Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period, unless such action or omission is required by applicable law.

(c) Suspension of Registration. If the continued use of such Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving at least 10 days’ prior written notice of such action to the holders, suspend use of the Shelf Registration Statement (a “Shelf Suspension”); provided, however, that the Company shall not be permitted to exercise a Shelf Suspension (i) more than one time during any 12-month period, or (ii) for a period exceeding 30 days on any one occasion. In the case of a Shelf Suspension, the Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holders upon the termination of any Shelf Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may request. The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement, if required by the registration form used by the Company for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may be requested by the Holders of a majority of the Registrable Securities then outstanding.

(d) Underwritten Offering. Subject to Section 2.5, if the Holders of not less than a majority of any Registrable Securities included in any offering pursuant to such Shelf Registration Statement so elect, such offering of Registrable Securities shall be in the form of an Underwritten Offering, and the Company shall amend or supplement the Shelf Registration Statement for such purpose. The Holders of a majority of such Registrable Securities included in such Underwritten Offering shall have the right to select the managing underwriter or underwriters to administer such offering; provided that such managing underwriter or underwriters shall be reasonably acceptable to the Company.

Section 5.2 Demand Registrations.

(a) Demand by Holders. Onex or GSCP may make a written request, at any time on or after the Initial Public Offering, to the Company for Registration of Registrable Securities held by such Holders and any other Holders of Registrable Securities. Any such requested Registration shall hereinafter be referred to as a “Demand Registration.” Any Demand Registration may request that the Company register Registrable Securities on an appropriate form, including a Shelf Registration Statement and, if the Company is a well-known seasoned issuer, an automatic shelf registration statement. Each request for a Demand Registration shall specify the kind and aggregate amount of Registrable Securities to be Registered and the intended methods of disposition thereof (including, without limitation, a Partner Distribution). Within 30 days of a request for a Demand Registration, the Company shall file a Registration Statement relating to such Demand Registration (a “Demand Registration Statement”), and shall use its best efforts to cause such Demand Registration Statement to promptly (but in any event within 90 days of receipt of the written request for a Demand Registration) be declared effective under (i) the Securities Act and (ii) the “Blue Sky” laws of such jurisdictions as any Holder of Registrable Securities being registered under such Registration or any underwriter, if any, requests.

(b) Limitation on Demand Registration. The Company shall not be obligated to file a Demand Registration Statement under this Section 5.2 or a Shelf Registration Statement under Section 5.1 unless the aggregate purchase price of the Registrable Securities to be included in the requested registration (other than a Shelf Registration) (determined by reference to the offering price on the cover of the registration statement proposed to be filed) is greater than $150 million.

(c) Demand Withdrawal. A Holder may withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Demand Registration Statement. Upon receipt of notices from all Initiating Holders to such effect, the Company shall cease all efforts to secure effectiveness of the applicable Demand Registration Statement.

(d) Effective Registration. A registration request pursuant to Section 5.2(a) shall not be deemed a Demand Registration unless the Demand Registration Statement is declared effective by the SEC and remains effective for not less than 180 days (or such shorter period as will terminate when all Registrable Securities covered by such Demand Registration Statement have been sold) or, if such Registration Statement relates to an Underwritten Offering, such longer period as in the opinion of counsel for the underwriter or underwriters a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”). No Demand Registration shall be deemed to have been effected if (i) during the Demand Period such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court or (ii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by a participating Holder.

(e) Demand Notice. Promptly upon receipt of any request for a Demand Registration pursuant to Section 5.2(a) (but in no event more than 5 Business Days thereafter), the Company shall deliver a written notice (a “Demand Notice”) of any such Registration request to all other Holders of Registrable Securities, and the Company shall include in such Demand Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 Business Days after the date that the Demand Notice has been delivered. All requests made pursuant to this Section 5.2(e) shall specify the aggregate amount of Registrable Securities to be registered and the intended method of distribution of such securities.

(f) Preemption. If not more than 30 days prior to receipt of any request for a Demand Registration pursuant to Section 5.2(a) the Company shall have (i) circulated to prospective underwriters and their counsel a draft of a Registration Statement for a primary offering of equity securities on behalf of the Company, (ii) solicited bids for a primary offering of Common Shares, or (iii) otherwise reached an understanding with an underwriter with respect to a primary offering of Common Shares, the Company may preempt the Demand Registration with such primary offering by delivering written notice of such intention (the “Preemption Notice”) to the Holders making a request for a Demand Registration within five days after the Company has received the request. The period of preemption may be up to 45 days following the date of the Preemption Notice. Notwithstanding anything to the contrary herein, the Company shall not be entitled to exercise its right to preempt a Demand Registration pursuant to this Section 5.2(f) more than once during any 12-month period.

(g) Delay in Filing; Suspension of Registration. If the filing, initial effectiveness or continued use of a Demand Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, the Demand Registration Statement (a “Demand Suspension”): provided, however, that the Company shall not be permitted to exercise a Demand Suspension (i) more than once during any 12-month period, or (ii) for a period exceeding 30 days on any one occasion. In the case of a Demand Suspension, the Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holders upon the termination of any Demand Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may request. The Company agrees, if necessary, to supplement or make amendments to the Demand Registration Statement, if required by the registration form used by the Company for the Demand Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may be requested by the Holders of a majority of the Registrable Securities that are included in such Demand Registration Statement.

(h) Underwritten Offering. Subject to Section 2.5, if the Holders of not less than a majority of the Registrable Securities requesting a Demand Registration so elect, such offering of Registrable Securities shall be in the form of an Underwritten Offering. The Holders of a majority of such Registrable Securities included in such Underwritten Offering shall have the right to select the managing underwriter or underwriters to administer the offering; provided that such managing underwriter or underwriters shall be reasonably acceptable to the Company.

(i) Priority of Securities Registered Pursuant to Demand Registrations. If the managing underwriter or underwriters of a proposed Underwritten Offering of the Registrable Securities included in a Demand Registration (or, in the case of a Demand Registration not being underwritten, the Holders of a majority of the Registrable Securities included therein), advise the Board of Directors in writing that, in its or their opinion, the number of securities requested to be included in such Demand Registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the Company will include in such registration, (i) first, the number of Registrable Securities requested by all Holders of Registrable Securities to be included in such registration that, in the opinion of such managing underwriter, can be sold, such amount to be allocated among all such Holders of Registrable Securities pro rata on the basis of the respective number of Registrable Securities then held by each such Holder, (ii) second, only if all of the Registrable Securities referred to in clause (i) have been included in such Registration, the securities the Company proposes to sell and (iii) third, only if all of the securities referred to in clause (ii) have been included in such Registration, any other securities eligible for inclusion in such Registration.

(j) Partner Distribution. Notwithstanding anything contained herein to the contrary, the Company shall, at the request of any Holder seeking to effect a Partner Distribution, file any prospectus supplement or post-effective amendments and otherwise take any action necessary to include such language, if such language was not included in the initial Registration Statement, or revise such language if deemed reasonably necessary by such Holder to effect such Partner Distribution.

Section 5.3 Piggyback Registration.

(a) Participation. If the Company at any time proposes to file a Registration Statement under the Securities Act with respect to any offering of its securities for its own account or for the account of any other Persons (other than (i) a Registration under Section 5.2, (ii) a Registration on Form S-4 or S-8 or any successor form to such Forms or (iii) a Registration of securities solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement), then, as soon as practicable (but in no event less than 30 days prior to the proposed date of filing such Registration Statement), the Company shall give written notice of such proposed filing to all Holders of Registrable Securities, and such notice shall offer the Holders of such Registrable Securities the opportunity to Register under such Registration Statement such number of Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”). Subject to Section 5.3(b), the Company shall include in such Registration Statement all such Registrable Securities which are requested to be included therein within 15 days after the receipt by such Holder of any such notice; provided, however, that if at any time after giving written notice of its intention to Register any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, the Company shall determine for any reason not to Register or to delay Registration of such securities, the Company shall give written notice of such determination to each Holder of Registrable Securities and, thereupon, (i) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Holders of Registrable Securities entitled to request that such Registration be effected as a Demand Registration under Section 5.2, and (ii) in the case of a determination to delay registering, in the absence of a request for a Demand Registration, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. If the offering pursuant to such Registration Statement is to be underwritten, then each Holder making a request for a Piggyback Registration pursuant to this Section 5.3(a) must, and the Company shall make such arrangements with the managing underwriter or underwriters so that each such Holder may, participate in such Underwritten Offering. If the offering pursuant to such Registration Statement is to be on any other basis, then each Holder making a request for a Piggyback Registration pursuant to this Section 5.3(a) must, and the Company shall make such arrangements so that each such Holder may, participate in such offering on such basis. Each Holder of Registrable Securities shall be permitted to withdraw all or part of such Holder’s Registrable Securities from a Piggyback Registration at any time prior to the effective date of such Registration. Notwithstanding anything contained herein to the contrary, the Company shall, at the request of any Holder seeking to effect a Partner Distribution, file any prospectus supplement or post-effective amendments and otherwise take any action necessary to include such language, if such language was not included in the initial Registration Statement, or revise such language if deemed reasonably necessary by such Holder to effect such Partner Distribution.

(b) Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of Registrable Securities included in a Piggyback Registration informs the Company and the Holders of Registrable Securities in writing that, in its or their opinion, the number of securities which such Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, the number of Registrable Securities that the Company proposes to sell, the number of Registrable Securities requested by all Holders of Registrable Securities to be included in such registration, and (subject to Section 5.5) the number of Registrable Securities that any Person exercising a contractual right to demand Registration proposes to sell, as the case may be, that in aggregate, in the opinion of such managing underwriter, can be sold, such amount to be allocated among the Company, Holders of Registrable Securities and all such other Persons pro rata on the basis of the respective number of securities then held by each such Person and (ii) second, only if all of the securities referred to in clause (i) have been included in such Registration, any other securities eligible for inclusion in such Registration.

(c) No Effect on Demand Registrations. No Registration of Registrable Securities effected pursuant to a request under this Section 5.3 shall be deemed to have been effected pursuant to Section 5.2 or shall relieve the Company of its obligations under Section 5.2.

Section 5.4 Registration Procedures.

(a) In connection with the Company’s Registration obligations under Sections 5.1, 5.2 and 5.3, the Company shall use its best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as possible, and in connection therewith the Company shall:

(i) prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement or Prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and to the Holders of the Registrable Securities covered by such Registration Statement, copies of all documents prepared to be filed or used, which documents shall be subject to the review of such underwriters and such Holders and their respective counsel and (y) except in the case of a Registration under Section 5.3, not file or use any Registration Statement or Prospectus or amendments or supplements thereto or any free writing prospectus related thereto to which the Holders of a majority of Registrable Securities covered by such Registration Statement or the underwriters, if any, shall object;

(ii) as soon as possible (in the case of a Demand Registration, no later than 30 days after a request for a Demand Registration) file with the SEC, a Registration Statement for the disposition of the Registrable Securities in accordance with the intended method of disposition thereof (including, without limitation, a Partner Distribution), including all exhibits and financial statements required by the SEC to be filed therewith, and use its best efforts to cause such Registration Statement to become effective under the Securities Act;

(iii) prepare and file with the SEC, such amendments and post-effective amendments to such Registration Statement and supplements to the Prospectus or any free writing prospectus related thereto as may be (x) requested by the Holders of a majority of participating Registrable Securities, (y) requested by any participating Holder (to the extent such request relates to information relating to such Holder), or (z) necessary to keep such Registration effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(iv) notify the participating Holders of Registrable Securities and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as practicable after notice thereof is received by the Company (a) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or any amendment or supplement to such Prospectus or any free writing prospectus related thereto has been filed and/or used, (b) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or such Prospectus or for additional information, (c) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, (d) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct and in all material respects, and (e) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(v) promptly notify each selling Holder of Registrable Securities and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement or the Prospectus included in such Registration Statement (as then in effect) or any free writing prospectus related thereto or the information conveyed to any purchaser at the time of sale to such purchaser contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus, any preliminary Prospectus, any free writing prospectus and any information conveyed to any purchaser at the time of the sale to such purchaser, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus, any free writing prospectus related thereto or any information conveyed to any purchaser at the time of the sale to such purchaser in order to comply with the Securities Act and, in either case as promptly as practicable thereafter, prepare and file with the SEC, and furnish without charge to the selling Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement or Prospectus, any free writing prospectus related thereto or any information conveyed to any purchaser at the time of the sale to such purchaser which shall correct such misstatement or omission or effect such compliance;

(vi) use its reasonable best efforts to prevent or obtain the withdrawal of any stop order or other order suspending the use of any preliminary or final Prospectus;

(vii) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters and the Holders of a majority of Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(viii) furnish to each selling Holder of Registrable Securities and each underwriter, if any, without charge, as many conformed copies as such Holder or underwriter may request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference) and any free writing prospectus utilized in connection therewith;

(ix) deliver to each selling Holder of Registrable Securities and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary prospectus) and any amendment or supplement thereto or any free writing prospectus relating thereto as such Holder or underwriter may request (it being understood that the Company consents to the use of such Prospectus or any amendment or supplement thereto or any free writing prospectus relating thereto by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto) and such other documents as such selling Holder or underwriter may request in order to facilitate the disposition of the Registrable Securities by such Holder or underwriter;

(x) on or prior to the date on which the applicable Registration Statement is declared effective, use its best efforts to register or qualify, and cooperate with the selling Holders of Registrable Securities, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any such selling Holder or managing underwriter or underwriters, if any, or their respective counsel request in writing and do any and all other acts or things necessary or advisable to keep such registration or qualification in effect for such period as required by Section 5.2(d), provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(xi) co-operate with the selling Holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

(xii) use its best efforts to (A) cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities, (B) keep such registration or qualification in effect for so long as such registration statement remains in effect, and (C) take any and all other actions which may be necessary or advisable to enable each selling Holders of Registrable Securities and each underwriter to consummate the disposition in such jurisdictions of the securities to be sold by such Holder or underwriter, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this Section 5.4(a)(xii), be obligated to be so qualified;

(xiii) deliver promptly to counsel to the Holders of Registrable Securities and each underwriter, if any, participating in the offering of the Registrable Securities, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to such Registration Statement;

(xiv) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

(xv) make such representations and warranties to the Holders of Registrable Securities being registered, and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;

(xvi) enter into and perform its obligations under such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the Holders of at least a majority of any Registrable Securities being sold or the managing underwriter or underwriters, if any, request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

(xvii) obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be satisfactory to such Holders or underwriters, as the case may be, and their respective counsel;

(xviii) in the case of an Underwritten Offering, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Holders of Registrable Securities included in such Registration, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(xix) cooperate with each seller of Registrable Securities and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD or any securities exchange on which such Registrable Securities are traded or will be traded;

(xx) cooperate with the selling Holders of Registrable Securities and the underwriter to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the selling Holders of Registrable Securities at least five business days prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof;

(xxi) to the extent required by the rules and regulations of the NASD, retain a Qualified Independent Underwriter (as such term is defined in Schedule E to the By-Laws of the NASD), which shall be acceptable to the Holders of a majority of Registrable Securities;

(xxii) use its best efforts to comply with all applicable securities laws and make available to its security holders, as soon as practicable, an earnings statement satisfying the provisions of Section 1 l(a) of the Securities Act and the rules and regulations promulgated thereunder;

(xxiii) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xxiv) use its best efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Company’s securities are then listed or quoted and on each inter-dealer quotation system on which any of the Company’s securities are then quoted;

(xxv) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by a representative appointed by the majority of the Holders of Registrable Securities covered by the applicable Registration Statement, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by such Holders or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; provided, however, that any such Person gaining access to information regarding the Company pursuant to this Section 5.4(a)(xxv) shall agree to hold in strict confidence and shall not make any disclosure or use any information regarding the Company which the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (w) the release of such information is requested or required (by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process), (x) such information is or becomes publicly known without a breach of this or any other agreement of which such Person has knowledge, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (z) such information is independently developed by such Person;

(xxvi) in the case of an Underwritten Offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto.

(xxvii) take all reasonable action to ensure that any free writing prospectus utilized in connection with any registration covered by Sections 5.1, 5.2 or 5.3 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, Prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(xxviii) in connection with any Underwritten Offering, if at any time the information conveyed to a purchaser at the time of sale to such purchaser includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, promptly file with the SEC such amendments or supplements to such information as may be necessary so that the statements as so amended or supplemented will not, in light of the circumstances, be misleading.

To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any Demand Registration is submitted to the Company, and such Demand Registration requests that the Company file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”) on Form S-3, the Company shall file an Automatic Shelf Registration Statement which covers those Registrable Securities which are requested to be registered. The Company shall use its best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such Automatic Shelf Registration Statement is required to remain effective. If the Company does not pay the filing fee covering the Registrable Securities at the time the Automatic Shelf Registration Statement is filed, the Company agrees to pay such fee at such time or times as the Registrable Securities are to be sold. If the Automatic Shelf Registration Statement has been outstanding for at least three years, at the end of the third year the Company shall refile a new Automatic Shelf Registration Statement covering the Registrable Securities. If at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its best efforts to refile the Automatic Shelf Registration Statement on Form S-3 and, if such form is not available, Form S-l and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

If the Company files any Shelf Registration Statement for the benefit of the holders of any of its securities other than the Holders, the Company agrees that it shall include in such Shelf Registration Statement such disclosures as may be required by Rule 430B (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such Shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment.

(b) The Company may require each seller of Registrable Securities as to which any Registration is being effected to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time request in writing. Each Holder of Registrable Securities agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

(c) Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.4(a)(v), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5.4(a)(v), or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 5.4(a)(v) or is advised in writing by the Company that the use of the Prospectus may be resumed.

(d) If any such Registration Statement or comparable statement under “Blue Sky” laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state “Blue Sky” or securities law then in force, the deletion of the reference to such Holder.

(e) Holders may seek to register different types of Registrable Securities simultaneously and the Company shall use its reasonable best efforts to effect such Registration and sale in accordance with the intended method or methods of disposition specified by such Holders.

Section 5.5 Underwritten Offerings.

(a) Demand Registrations. If requested by the underwriters for any Underwritten Offering requested by Holders of Registrable Securities pursuant to a Demand Registration under Section 5.1 or 5.2, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to the Holders of a majority of the Registrable Securities to be included in such underwriting, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those provided in Section 5.3. The Holders of the Registrable Securities proposed to be distributed by such underwriters shall cooperate with the Company in the negotiation of the underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof. Such Holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Holders of Registrable Securities as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Holders of Registrable Securities. Any such Holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s title to the Registrable Securities, such Holder’s intended method of distribution and any other representations required to be made by the Holder under applicable law, and the aggregate amount of the liability of such Holder shall not exceed such Holder’s net proceeds from such Underwritten Offering and with respect to liability for information, shall be limited to information provided by such Holder in writing for use in the related Prospectus and Registration Statement.

(b) Piggyback Registrations. If the Company proposes to register any of its securities under the Securities Act as contemplated by Section 5.3 and such securities are to be distributed in an Underwritten Offering through one or more underwriters, the Company shall, if requested by any Holder of Registrable Securities pursuant to Section 5.3 and subject to the provisions of Section 5.3(b), use its reasonable best efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration all the Registrable Securities to be offered and sold by such Holder among the securities of the Company to be distributed by such underwriters in such Registration. The Holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Holders of Registrable Securities as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Holders of Registrable Securities. Any such Holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s title to the Registrable Securities and such Holder’s intended method of distribution or any other representations required to be made by the Holder under applicable law, and the aggregate amount of the liability of such Holder shall not exceed such Holder’s net proceeds from such Underwritten Offering and with respect to liability for information, shall be limited to information provided by such Holder in writing for use in the related Prospectus and Registration Statement.

(c) Participation in Underwritten Registrations. Subject to the provisions of Section 5.5(a) and (b) above, no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

(d) Price and Underwriting Discounts. In the case of an Underwritten Offering under Section 5.2, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the Holders of a majority of the Registrable Securities included in the Underwritten Offering. In addition, in the case of any Underwritten Offering, each of the Holders may withdraw their request to participate in the registration pursuant to Section 5.2 or 5.4 after being advised of such price, discount and other terms and shall not be required to enter into any agreements or documentation that would require otherwise.

Section 5.6 Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or the NASD, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws and determination of the eligibility of the Registrable Securities for investment under the laws of the various jurisdictions, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all applicable rating agency fees with respect to the Registrable Securities, (viii) all reasonable fees and disbursements of one law firm or other counsel selected by the Holders of a majority of the Registrable Securities owned by GSCP and its Affiliates being registered and one law firm or other counsel selected by the Holders of a majority of the Registrable Securities owned by Onex and its Affiliates being registered, (ix) all fees and expenses of accountants selected by the Holders of a majority of the Registrable Securities being registered, (x) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (xi) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration, (xii) fees and expenses of a Qualified Independent Underwriter (as such term is defined in Schedule E to the By-Laws of the NASD) and its counsel, if any, (xiii) all fees and disbursements of the underwriters (other than underwriting discounts and commissions), (xiv) all transfer taxes and (xv) all expenses incurred in connection with promotional efforts or “roadshows”. All such expenses are referred to herein as “Registration Expenses”.

Section 5.7 Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder of Registrable Securities, each member, limited or general partner thereof, each member, limited or general partner of each such member, limited or general partner, each of their respective Affiliates, officers, directors, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or contained in any free writing prospectus utilized in connection therewith or in any information conveyed to any purchaser at the time of the sale to such purchaser, or any other disclosure document produced by or on behalf of the Company or any of its Subsidiaries including, without limitation, reports and other documents filed under the Exchange Act, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus, free writing prospectus related thereto or the information conveyed to any purchaser at the time of the sale to such purchaser, in light of the circumstances under which they were made) not misleading, (iii) any actions or inactions or proceedings in respect of the foregoing whether or not such indemnified party is a party thereto or (iv) any registration or qualification of securities under “Blue Sky” laws; provided, however, that the Company shall not be liable to any particular indemnified party to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement or other disclosure document in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the preparation thereof. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the Transfer of such securities by such Holder. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.

(b) Indemnification by the Selling Holder of Registrable Securities. Each selling Holder of Registrable Securities agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) from and against any Losses resulting from (i) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or contained in any free writing prospectus utilized in connection therewith or in any information conveyed to any purchaser at the time of the sale to such purchaser, or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus , free writing prospectus related thereto or the information conveyed to any purchaser at the time of the sale to such purchaser, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such selling holder to the Company specifically for inclusion in such Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim, jointly with any other indemnifying party, with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party has agreed in writing to pay such fees or expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (iii) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (iv) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party. No indemnifying party shall consent to entry of any judgment or enter into any settlement unless such judgment or settlement (A) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation, (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party and (C) does not require any action other than the payment of money by the indemnifying party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d) Contribution. If for any reason the indemnification provided for in paragraphs (a) and (b) of this Section 5.7 is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such losses, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the SEC by the Company, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 5.7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Sections 5.7(a) and 5.7(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.7(d), in connection with any Registration Statement filed by the Company, a selling Holder of Registrable Securities shall not be required to contribute any amount in excess of the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such contribution obligation. If indemnification is available under this Section 5.7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 5.7(a) and 5.7(b) hereof without regard to the provisions of this Section 5.7(d). The remedies provided for in this Section 5.7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

Section 5.8 Rules 144 and 144A and Regulation S. The Company covenants that, at its own expense, it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144, 144A or Regulation S under the Securities Act), and it will take such further action as any Holder of Registrable Securities may request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder (i) a written statement as to whether it has complied with such requirements and, if not, the specifics thereof (and such Holder shall be entitled to rely upon the accuracy of such written statement), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents as such Holder may request in order to avail itself of any rule or regulation of the SEC allowing it to sell any Registrable Securities without registration.

Section 5.9 Adjustments. The Company agrees that it shall not effect or permit to occur any combination or subdivision of shares which would adversely affect the ability of the Holders to include any Registrable Securities in any registration contemplated by this Agreement or the marketability of such Registrable Securities in any such registration. The Company agrees that it will take all steps necessary to effect, and the Shareholders shall take all Necessary Action to effect, a combination or subdivision of shares if in the judgment of the majority of the selling Holders of Registrable Securities or the underwriters such combination or subdivision would enhance the marketability of the Registrable Securities.

Section 5.10 Other Provisions Regarding Registration Rights.

(a) Except as provided in this Agreement as it may be amended from time to time in accordance with the express terms hereof, and until the consummation of an initial Public Offering, the Company will not grant to any Person the right to request that the Company register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, other than pursuant to the Management Subscription Agreements.

(b) Notwithstanding anything to the contrary in any previous agreement or security, the Company shall have no obligations to any Shareholder with respect to the registration of any Shares, except as provided in this Agreement.

Section 5.11 Holdback Agreement. Subject to Article III hereof, if the Company at any time shall register Registrable Securities (including any registration pursuant to terms hereof) for sale to the public, the Shareholders shall not sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any Registrable Securities (other than those Common Shares included in such registration pursuant to Article V) without the prior written consent of the Company, for a period designated by the Company in writing to the Shareholders, which period shall not begin more than 10 days prior to the effectiveness of the registration statement pursuant to which such Public Offering shall be made and shall not last more than (i) 180 days after the effective date of the Company’s initial public offering, and (ii) 90 days after the effective date of any other registration statement. The Company shall obtain the agreement of any person permitted to sell shares in a registration to be bound by and to comply with this Section 5.11 as if such person was a Shareholder hereunder.

ARTICLE VI

Management Shareholders

Section 6.1 Certain Call Rights Upon Termination of Employment.

(a) Except as otherwise agreed in writing by the Company, if the employment of any Management Shareholder with the Company or any of its Subsidiaries terminates for any reason (such time being referred to as the “Termination Date”), the Company shall have the right, but not the obligation, to purchase, for cash, in one or more transactions, all or any portion of the Shares held by such Management Shareholder (the “Equity Call Option” and such Shares subject to the Equity Call Option, the “Call Equity Securities”) at the Equity Call Purchase Price.

(b) If the Company desires to exercise the Equity Call Option, it shall deliver written notice thereof (a “Call Notice”) to the Management Shareholder no later than the first anniversary of the Termination Date (the “Call Period”), which notice shall set forth the number of and identify the Call Equity Securities of the Management Shareholder the Company desires to repurchase, the Equity Call Purchase Price for each such Call Equity Security, and the proposed closing date of the transaction.

(c) All sales of Call Equity Securities to the Company pursuant to this Article VI shall be consummated at the offices of the Company at such time specified in the Call Notice, or at such other time and/or place as the Company may otherwise agree. The delivery of certificates or other instruments evidencing such Call Equity Securities duly endorsed for transfer shall be made on such date against payment of the purchase price for such Call Equity Securities.

(d) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Call Equity Securities by the Company pursuant to the Equity Call Option shall be subject to applicable restrictions contained in the Delaware General Corporation Law or such other governing corporate law, and in the Company’s and its Subsidiaries’ debt and equity financing agreements. If, during the Call Period, any such restrictions prohibit (i) the repurchase of Call Equity Securities hereunder which the Company is otherwise entitled to make, (ii) dividends or other transfers of funds from one or more Subsidiaries to the Company to enable such repurchases, or (iii) the Company elects not to effect such repurchases, then subject to the terms of the SCA and applicable law, GSCP and Onex may effect such repurchases on a pro rata basis based on the number of Shares then held by GSCP and Onex.

Section 6.2 Certain Put Rights Upon Termination of Employment.

(a) Except as otherwise agreed in writing by the Company, upon termination of employment due to death, Disability, or retirement at or after attaining age 65, Management Shareholders shall have the right, but not the obligation, to sell to the Company, for cash (subject to Section 6.2(d)), in one or more transactions, all or any portion of the Shares held by such Management Shareholder (the “Equity Put Option” and such Shares subject to the Equity Put Option, the “Put Equity Securities”) at their Fair Market Value on the date of termination.

(b) If the Management Shareholder desires to exercise the Equity Put Option, it shall deliver written notice thereof (a “Put Notice”) to the Company no later than one hundred eighty (180) days following the Termination Date (the “Put Period”), which notice shall set forth the number of and identify the Put Equity Securities of the Management Holder that the Management Holder desires to sell to the Company. The Company shall have one hundred eighty (180) days from the date of receipt of the Put Notice to consummate such purchase.

(c) All purchases of Put Equity Securities by the Company pursuant to this Article VI shall be consummated at the offices of the Company within one hundred eighty (180) days from the date of receipt of the Put Notice, or at such other time and/or place as the Company may otherwise agree. The delivery of certificates or other instruments evidencing such Put Equity Securities duly endorsed for transfer shall be made on such date against payment of the purchase price for such Put Equity Securities.

(d) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Put Equity Securities by the Company pursuant to the Equity Put Option shall be subject to applicable restrictions contained in the Delaware General Corporation Law or such other governing corporate law, and in the Company’s and its Subsidiaries’ debt and equity financing agreements. If, during the Put Period, any such restrictions prohibit (i) the repurchase of Put Equity Securities hereunder or (ii) dividends or other transfers of funds from one or more Subsidiaries to the Company to enable such repurchases, the Equity Put Option shall not be available. If the Board of Directors determines, in its sole discretion, that such repurchase would place undue financial pressure on the Company, then the Company may purchase the Put Equity Securities pursuant to the Equity Put Option in the form of a note (instead of cash) payable to the Management Shareholder, which note shall (i) have a three-year term, (ii) be subordinated to any other non-trade debt of the Company, (iii) bear interest at the then prime rate as published by Citibank on the day preceding the date of issuance of the note and will contain such other customary terms as the Board in its reasonable discretion determines necessary.

ARTICLE VII

Representations and Warranties

Each of the parties to this Agreement hereby represents and warrants to each other party to this Agreement that as of the date such party executes this Agreement:

Section 7.1 Existence; Authority; Enforceability. Such party has the power and authority to enter into this Agreement and to carry out its obligations hereunder. Such party is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed by it and constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms.

Section 7.2 Absence of Conflicts. The execution and delivery by such party of this Agreement and the performance of its obligations hereunder does not and will not (i) conflict with, or result in the breach of any provision of the constitutive documents of such party; (ii) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such party is a party or by which such party’s assets or operations are bound or affected; or (iii) violate any law applicable to such party.

Section 7.3 Consents. Other than any consents which have already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party in connection with (a) the execution, delivery or performance of this Agreement or (b) the consummation of any of the transactions contemplated herein.

ARTICLE VIII

Miscellaneous

Section 8.1 Independent Auditors; Books and Records; Inspection.

(a) The books of account and records of the Company shall be audited as of the end of each fiscal year by a firm of independent public accountants appointed by the shareholders.

(b) The books and records of the Company shall be available for inspection by the Shareholders at the principal office and place of business of the Company.

(c) The Company shall furnish to each Shareholder the following financial statements and such other information and such as may be reasonably requested by a Shareholder or by law:

(i) as soon as available and in any event within 45 days after the end of each quarterly fiscal period of each fiscal year of the Company, consolidated primary financial statements, consisting of statements of operations, retained earnings and cash flows of the Company and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of the Company and its Subsidiaries as at the end of such period (together with, in each case, supplemental financial information including, among other things, sales, cost of goods sold and gross profit segmented by product category, setting forth in each case in comparative form the corresponding consolidated (and segmented) figures for the respective period during the prior fiscal year beginning with December 31, 2007 (except that, in the case of consolidated balance sheets, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a senior financial officer of the Company, which certificate shall state (A) that said consolidated primary financial statements fairly present the financial condition and results of operations of the Company and its Subsidiaries, in each case in accordance with GAAP (except for the omission of footnotes), as at the end of, and for, such period (subject to normal year-end audit adjustments) and (B) said supplemental information fairly presents the information set forth therein as at the end of, and for, such period (subject to normal year-end audit adjustments);

(ii) as soon as available and in any event within 60 days after the end of each fiscal year of the Company and its Subsidiaries, consolidated primary financial statements, consisting of statements of operations, retained earnings and cash flows for such fiscal year and the related consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year (together with, in each case, supplemental financial information including, among other things, sales, costs of goods sold and gross profit segmented by product category), setting forth in each case in comparative form the corresponding consolidated (and segmented) figures for the respective period during the prior fiscal year beginning with December 31, 2007 (except that, in the case of consolidated balance sheets, such comparison shall be to the last day of the prior fiscal year), and accompanied (A) in the case of said consolidated primary financial statements of the Company and its Subsidiaries, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said financial statements fairly present the financial condition and results of operations of the Company and its subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, and (B) in the case of said supplemental information, by a certificate of a senior financial officer of the Company, which certificate shall state that said supplemental information fairly presents the information set forth therein as at the end of, and for, such fiscal year; and

(iii) copies of any proxy statements, financial statements and other reports as the Company shall send or make available generally to its shareholders, and copies of all regular and periodic reports and of all registration statements (other than on Form S-8 or Form 701 or a similar form) that the Company may file with the SEC or with any securities exchange.

(d) If, at any time, GSCP Parallel owns any Shares, GSCP Parallel shall have such other rights as are set forth in a letter agreement entered into as of the date hereof between the Company and GSCP Parallel, substantially in the form attached hereto as Exhibit B attached hereto (the “GSCP Parallel Letter Agreement”). The Company acknowledges that the provisions of this Section 8. l(d), including the GSCP Parallel Letter Agreement, are intended to provide GSCP Parallel with “contractual management rights” within the meaning of ERISA and the regulations promulgated thereunder.

(e) The Company shall provide Onex and GSCP with any and all information required for Onex or GSCP, as applicable, to comply with regulatory, tax or other governmental filings.

Section 8.2 Waiver by Shareholders. The rights and obligations contained in this Agreement are in addition to the relevant provisions of the organizational documents of the Company in force from time to time and shall be construed to comply with such provisions. To the extent that this Agreement is determined to be in contravention of the organizational documents of the Company, this Agreement shall constitute a waiver by each Shareholder, to the fullest extent permissible under applicable laws, of any right such Shareholder may have pursuant to the organizational documents of the Company that is inconsistent with this Agreement.

Section 8.3 Freedom to Pursue Opportunities. The parties expressly acknowledge and agree that: (i) Onex, GSCP, each Onex Director who is an employee of Onex or an employee of an Affiliate of Onex, each GSCP Director who is an employee of GSCP or an employee of an Affiliate of GSCP, and their respective Affiliates have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly engage in the same or similar business activities or lines of business as the Company or its Subsidiaries, including those deemed to be competing with the Company or its Subsidiaries; and (ii) in the event that Onex, GSCP, any such Onex Director, any such GSCP Director or any of their respective Affiliates acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company or its Subsidiaries and such Shareholder, director or any other Person, the Shareholder, director or Affiliate thereof, as applicable, shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company or its Subsidiaries, as the case may be, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company or its Subsidiaries or their respective Affiliates or shareholders for breach of any duty (contractual or otherwise) by reason of the fact that such Shareholder, director or any Affiliate thereof, as applicable, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person, or does not present such opportunity to the Company or its Subsidiaries.

Section 8.4 Indemnification. (a) To the fullest extent permitted by law, none of GSCP, Onex, their respective Affiliates, nor any of their respective partners, officers, members, shareholders, directors, employees, agents, consultants, legal or other advisors nor the members of the Board of Directors (each, an “Indemnified Party”), shall be liable to the Company or to any Shareholder for (i) any act or omission taken or suffered by such Indemnified Party in connection with the conduct of the affairs of the Company or otherwise in connection with this Agreement or the matters contemplated herein, unless such act or omission resulted from fraud, willful misconduct, gross negligence or a willful breach of this Agreement by such Indemnified Party or (ii) any mistake, negligence, dishonesty or bad faith of any broker or other agent of the Company unless such Indemnified Party was responsible for the selection or monitoring of such broker or agent and acted in such capacity with gross negligence.

(b) The Board of Directors may consult with legal counsel and accountants selected by it and any act or omission suffered or taken by it on behalf of the Company or in furtherance of the interests of the Company in good faith in reliance upon and in accordance with the advice of such counsel or accountants shall be full justification for any such act or omission, and the Board of Directors shall be fully protected in so acting or omitting to act; provided that such counsel or accountants were selected in good faith with reasonable care.

(c) None of GSCP or Onex shall have any personal liability whatsoever solely by reason of its status as a Shareholder, whether to the Company, to any of the Shareholders or to the creditors of the Company, including, without limitation, for the debts, liabilities, contracts or other obligations of the Company or for any losses of the Company other than any liability with respect to Shares held by such Shareholder to the extent such Shares are not fully paid.

(d) To the fullest extent permitted by law, the Company shall indemnify and save harmless each Indemnified Party from and against any and all claims, liabilities, damages, losses, costs and expenses (including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim) of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by any Indemnified Party and arise out of or in connection with the affairs of the Company, including acting as a director or the equivalent of the Company, or the performance by such Indemnified Party of any of the Board of Directors responsibilities hereunder or otherwise in connection with the matters contemplated herein; provided that:

(i) each Indemnified Party shall be entitled to indemnification hereunder only to the extent that such Indemnified Party’s conduct did not constitute fraud, willful misconduct, gross negligence, dishonesty or a willful breach of this Agreement; and

(ii) the Company’s obligations hereunder shall not apply with respect to (A) expenses that an Indemnified Party has agreed to bear or (B) economic losses or tax obligations incurred by an Indemnified Party as a result of such Indemnified Party’s owning Shares.

(e) The satisfaction of any indemnification and any saving harmless pursuant to this Section 8.4(e) shall be from and limited to the Company’s assets, and no Shareholder shall have any personal liability on account thereof.

(f) Expenses reasonably incurred by an Indemnified Party in defense or settlement of any claim that may be subject to a right of indemnification hereunder shall be advanced by the Company prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Indemnified Party to repay such amount to the extent that it shall be determined ultimately that such Indemnified Party is not entitled to be indemnified hereunder. No advances shall be made by the Company pursuant to this Section 8.4(f) without the prior consent of the Board of Directors, which consent shall not be unreasonably withheld.

(g) The right of any Indemnified Party to the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such Indemnified Party may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Indemnified Party’s successors, assigns and legal representatives.

(h) Any Indemnified Party shall be deemed to be a creditor of the Company.

Section 8.5 Publicity and Confidentiality. Each Shareholder shall keep confidential this Agreement and the transactions contemplated hereby and shall not disclose, issue any press release or otherwise make any public statement in connection therewith without the prior written consent of GSCP and Onex (not to be unreasonably withheld) unless so required by applicable law or any governmental authority; provided that no such written consent shall be required (and each Shareholder shall be free to release such information) for disclosures to each Shareholder’s partners, members, advisors, employees, agents, accountants or attorneys, so long as such persons agree to keep such information confidential.

Section 8.6 Acknowledgment. Each Shareholder acknowledges and agrees that the provisions of this Agreement have been reviewed and are understood by such Shareholder, and expresses the will and intention of such Shareholder and agrees not to take any action to frustrate the purposes and provisions of this Agreement.

Section 8.7 Successors and Assigns; Benefit. Except as otherwise provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto. No Shareholder may Transfer any of its rights hereunder to any Person other than in accordance with this Agreement. The Company may not assign any of its rights hereunder other than by operation of law. If any transferee of any Shareholder shall acquire any Shares, in any manner, whether by operation of law or otherwise, such shares shall be held subject to all of the terms of this Agreement, and by taking and holding such shares such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement. There shall be no third-party beneficiaries to this Agreement other than the indemnities under Section 5.7 and Section 8.4.

Section 8.8 Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 8.9 Amendment and Modification; Waiver of Compliance; Conflicts.

(a) This Agreement may be amended only by a written instrument duly executed by Shareholders holding greater than 65% of the Common Shares.

(b) Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 8.10 Notices. Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by facsimile, or first class mail, or by Federal Express, United Parcel Service or other similar courier or other similar means of communication, as follows:

(i) If to the Company, addressed to the Company, 10511 East Central Avenue, Wichita, KS 67206; Facsimile: (316) 676-8422, Attention: General Counsel;

(ii) If to Onex, addressed to ONEX PARTNERS II LP, 712 Fifth Avenue, 40th Floor, New York, NY 10019; Attention: Nigel Wright; with a copy (which shall not constitute notice) to Mayer, Brown, Rowe & Maw LLP, 1675 Broadway, New York, NY 10019; Attention: Mark Wojciechowski;

(iii) If to any GSCP, addressed to GS Capital Partners, c/o GS Capital Partners VI, L.P., 85 Broad Street, New York, NY 10004 Facsimile: (212) 357-5505; Attention: Sanjeev Mehra; with a copy (which shall not constitute notice) to Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, NY 10004; Attention: Robert C. Schwenkel and Christopher Ewan;

(iv) If to a Shareholder other than Onex or GSCP, to the address of such Shareholder set forth in the share register of the Company;

or, in each case, to such other address or facsimile number as such party may designate in writing to each Shareholder and the Company by written notice given in the manner specified herein.

All such communications shall be deemed to have been given, delivered or made when so delivered by hand or sent by facsimile (with confirmed transmission), on the next business day if sent by overnight courier service (with confirmed delivery) or when received if sent by first class mail.

Section 8.11 Expenses. The Company shall be responsible for payment of all reasonable out-of-pocket expenses incurred by Onex and GSCP in connection with the consummation of the transactions contemplated by this Agreement (including the reasonable and documented fees and expenses of attorneys and accountants). All costs and expenses incurred by any other Shareholder in connection with the consummation of the transactions contemplated by this Agreement shall be the responsibility of such Shareholder.

Section 8.12 Entire Agreement. The provisions of this Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties hereto with respect to the subject transactions contemplated thereby and supersede all prior oral and written agreements and memoranda and undertakings among the parties hereto with regard to such subject matter. The Company represents to the Shareholders that the rights granted to the Shareholders hereunder do not in any way conflict with and are not inconsistent with the rights granted or obligations accepted under any other agreement (including the Bylaws) to which the Company is a party.

Section 8.13 Inspection. For so long as this Agreement shall be in effect, this Agreement shall be made available for inspection by any Shareholder at the principal executive offices of the Company.

Section 8.14 Recapitalizations, Exchanges, Etc., Affecting the Common Shares; New Issuances. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares and to any and all equity or debt securities of the Company or any successor or assign of the Company (whether by merger, amalgamation, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for, or in substitution of, such equity or debt securities and shall be appropriately adjusted for any share dividends, bonus issues, splits, reverse splits, combinations, subdivisions, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

Section 8.15 LITIGATION. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF THIS AGREEMENT, THE NON-BREACHING PARTY WOULD BE IRREPARABLY HARMED AND COULD NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OF A DELAWARE FEDERAL OR STATE COURT, OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SUCH A JUDGMENT, IN ANY OTHER APPROPRIATE JURISDICTION.

IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (1) AGREE UNDER ALL CIRCUMSTANCES ABSOLUTELY AND IRREVOCABLY TO INSTITUTE ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN A COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE STATE OF DELAWARE, WHETHER A STATE OR FEDERAL COURT; (2) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF ANY SUCH COURT DESCRIBED IN CLAUSE (1) OF THIS SECTION AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS (IT BEING UNDERSTOOD THAT NOTHING IN THIS SECTION SHALL BE DEEMED TO PREVENT ANY PARTY FROM SEEKING TO REMOVE ANY ACTION TO A FEDERAL COURT IN THE STATE OF DELAWARE; (3) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN ANY INCONVENIENT FORUM; (4) AGREE, AFTER CONSULTATION WITH COUNSEL, TO WAIVE ANY RIGHTS TO A JURY TRIAL TO RESOLVE ANY DISPUTES OR CLAIMS RELATING TO THIS AGREEMENT; (5) AGREE TO SERVICE OF PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS SET FORTH HEREIN FOR COMMUNICATIONS TO SUCH PARTY; (6) AGREE THAT ANY SERVICE MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (7) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 8.16 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 8.17 Regulatory Matters. The Company shall and shall cause its Subsidiaries to keep GSCP and Onex informed, on a current basis, of any events, discussions, notices or changes with respect to any criminal or regulatory investigation or action involving the Company or any of its Subsidiaries, so that GSCP, Onex and their respective Affiliates will have the opportunity to take appropriate steps to avoid or mitigate any regulatory consequences to them that might arise from such investigation or action.

Section 8.18 Further Assurances; Company Logo. At any time or from time to time after the date hereof, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the provisions of this Agreement and to otherwise carry out the intent of the parties hereunder. The Company hereby grants GSCP, Onex and their respective Affiliates permission to use the Company’s and its Subsidiaries’ name and logo in marketing materials.

*  *  *

IN WITNESS WHEREOF, each of the undersigned has signed this Agreement as of the date first above written:

HAWKER BEECHRAFT, INC.

By:
Name:
Title:

Shareholders Agreement

ONEX PARTNERS II LP

By:	Onex Partners II GP LP,
its General Partner

By:	Onex Partners Manager LP,
its Agent

By:	Onex Partners Manager GP, Inc.,
its General Partner

By:
Name:	Robert M. Le Blanc
Title:	Managing Director

By:
Name:	Donald F. West
Title:	Vice President

ONEX AMERICAN HOLDINGS II LLC

By:
Name:	Robert M. Le Blanc
Title:	Director

By:
Name:	Donald F. West
Title:	Director

HAWKER BEECHCRAFT EXECUTIVE INVESTCO LLC

By:
Name:	Robert M. Le Blanc
Title:	Director

By:
Name:	Donald F. West
Title:	Director

Shareholders Agreement

ONEX US PRINCIPALS LP

By:	Onex American Holdings GP LLC,
its General Partner

By:
Name:	Robert M. Le Blanc
Title:	Representative

By:
Name:	Donald F. West
Title:	Representative

ONEX PARTNERS II GP LP

By:	Onex Partners Manager LP,
its Agent

By:	Onex Partners Manager GP Inc.,
its General Partner

By:
Name:	Robert M. Le Blanc
Title:	Managing Director

By:
Name:	Donald F. West
Title:	Vice President

ONEX ADVISOR III LLC

By:
Name:	Donald F. West
Title:	Director

By:
Name:	Joel Greenberg
Title:	Director

Shareholders Agreement

GS CAPITAL PARTNERS VI FUND, L.P.

By:	GSCP VI Advisors, L.L.C.,
its General Partner

By:
Name:
Title:

GS CAPITAL PARTNERS VI PARALLEL, L.P.

By:	GS Advisors VI, L.L.C.,
its General Partner

By:
Name:
Title:

GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P.

By:	GSCP VI Offshore Advisors, L.L.C.,
its General Partner

By:
Name:
Title:

GS CAPITAL PARTNERS VI GMBH & CO. KG

By:	GS Advisors VI, L.L.C.,
its Managing Limited Partner

By:
Name:
Title:

Shareholders Agreement